UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☑
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
NewLink Genetics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

NEWLINK GENETICS CORPORATION
2503 South Loop Drive
Ames, IA 50010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2017
Dear Stockholder:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of NEWLINK GENETICS CORPORATION, a Delaware corporation (the “Company”). The Annual Meeting will be held on Friday, May 12, 2017 at 9:00 a.m. local time at the offices of NewLink Genetics Corporation, 2503 South Loop Drive, Suite 5100, Ames, IA 50010 for the following purposes:

1.	To elect the nominees for director, Charles J. Link, Jr., M.D., Paolo Pucci and Thomas A. Raffin, nominated by our Board of Directors, to serve until the 2020 Annual Meeting of Stockholders.

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

3.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

4.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement.
The record date for the Annual Meeting is March 15, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Pursuant to the internet proxy rules promulgated by the Securities and Exchange Commission, NewLink Genetics Corporation has elected to provide access to its proxy materials for certain stockholders over the internet. Stockholders of record at the close of business on March 15, 2017 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. NewLink Genetics Corporation expects to mail the Notice of Internet Availability of Proxy Materials on or about March 31, 2017.
By Order of the Board of Directors
/s/ John B. Henneman, III

John B. Henneman, III
Chief Financial Officer and Secretary

Ames, Iowa
March 31, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NEWLINK GENETICS CORPORATION

NEWLINK GENETICS CORPORATION
2503 South Loop Drive
Ames, Iowa 50010

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
May 12, 2017
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, because our Board of Directors, which we refer to as our Board, of NewLink Genetics Corporation, or the Company, is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy are contained in the Notice.
We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about March 31, 2017.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 7, 2017.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Friday, May 12, 2017 at 9:00 a.m. local time at the principal executive offices of NewLink Genetics Corporation, 2503 South Loop Drive, Suite 5100, Ames, IA 50010. Directions to the meeting are posted on the internet at http://www.newlinkgenetics.com/contact/. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 15, 2017 will be entitled to vote at the Annual Meeting. On the foregoing record date, there were 29,219,185 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 15, 2017 your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or to fill out and return a proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 15, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are three matters scheduled for a vote:

•	Election of three directors;

•	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Ratification of the selection, by the Audit Committee of our Board, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

What if another matter is properly brought before the meeting?
We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to our Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., EST, on May 11, 2017 to be counted.

•
To vote through the internet, go to http://www.envisionreports.com/NLNK to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., EST, on May 11, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 15, 2017.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote (1) by completing and returning your proxy card, (2) by telephone, (3) through the internet or (4) in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (NYSE) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. These rules apply to brokers holding our shares even though our common stock is traded on the NASDAQ Global Market. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the advisory approval of executive compensation, and “For” ratification of the selection, by the Audit Committee of our Board, of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date;

•	You may grant a subsequent proxy by telephone or through the internet;

•	You may send a timely written notice that you are revoking your proxy to NewLink Genetics Corporation’s Secretary at 2503 South Loop Drive, Suite 5100, Ames, IA 50010; or

•	You may attend the Annual Meeting and vote in person (simply attending the meeting will not, by itself, revoke your proxy).
Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and received by November 29, 2017 to Corporate Secretary, NewLink Genetics Corporation, 2503 South Loop Drive, Ames, Iowa 50010. If you wish to submit a director nomination or a proposal at next year’s annual meeting that is not to be included in next year’s proxy materials, you must do so by no later than the close of business on February 12, 2018, nor earlier than the close of business on January 12, 2018, and you must comply with the requirements of Section 5(b) in the our Bylaws, including submitting written notice to our Corporate Secretary as set forth above.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for Proposal Nos. 2 and 3, and will have the same effect as “Against” votes, but broker non-votes will have no effect on whether these proposals are approved. Broker non-votes will not be counted toward the vote total and will have no effect for Proposal No.1.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Vote
1	Election of Directors	Nominees receiving the most “For” votes	None	None
2	Advisory vote on compensation of our named executive officers	“For” votes from a majority of the votes cast in person by proxy or at the Annual Meeting, although such vote will not be binding on us.	Against	None
3	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	“For” votes from a majority of the votes cast in person by proxy or at the Annual Meeting.	Against	None

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 29,219,185 shares outstanding and entitled to vote. Thus, the holders of 14,609,593 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
NewLink Genetics Corporation’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board presently has eight members. There are three directors in the class whose term of office expires in 2017, each of whom has been nominated for re-election. Charles J. Link, Jr., M.D. currently serves on our board and was previously elected by the stockholders in 2014. Thomas A. Raffin currently serves on our board and was previously elected by the stockholders in 2014. Paolo Pucci currently serves on our board and was elected to fill a vacancy on our Board on November 12, 2015. If elected at the Annual Meeting, each nominee would serve until the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Seven of the eight directors continuing their service as members of our Board after the 2016 Annual Meeting of Stockholders attended the meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Class II Director Nominees
Below is a brief biography of each nominee and each director whose term will continue after the Annual Meeting, including the ages of each nominee and director as of April 6, 2016. Each individual listed below is nominated for election for a three-year term expiring at the 2020 Annual Meeting.

Name of Nominee	Age	Position Held with Company	Committees	Director Since

Charles J. Link, Jr., M.D.	57	Chairman of the Board and Chief Executive and Scientific Officer	None	2011
Paolo Pucci	55	Director	Nominating and Corporate Governance Committee and Audit Committee	2015
Thomas A. Raffin	70	Director	Nominating and Corporate Governance Committee and Compensation Committee	2011

Charles J. Link, Jr., M.D., age 57, founded NewLink Genetics Corporation in 1999 and has served as Chairman of our Board and our Chief Scientific Officer since inception in 1999. He served as President from 2001 to 2009 and has served as Chief Executive Officer since 2003. From 1995 to 2013, Dr. Link was a practicing oncologist at the Medical Oncology and Hematology Associates of Iowa. From 1995 to 2003, Dr. Link served as the Director of the John Stoddard Cancer Research Institute, which he co-founded. Dr. Link served as a Medical Oncology Clinical Fellow at the National Cancer Institute and National Institutes of Health from 1988 to 1991. Dr. Link attended the U.S. Air Force Academy from 1977 to 1980. Dr. Link holds a B.A. from Stanford University, an M.D. from Stanford University School of Medicine and is certified in Internal Medicine by the American Board of Internal Medicine and has previously been certified in Medical Oncology.

Our Board believes that Dr. Link’s experience with our Company, as a founder and director since inception and as Chief Executive Officer since 2003, brings continuity to our Board. In addition, our Board believes that Dr. Link’s extensive medical and scientific background and experience provides important experience, expertise and leadership as our Company continues to grow.

Paolo Pucci, age 55, has served as a member of our Board since 2015. Mr. Pucci has served as the Chief Executive Officer and as a director of ArQule Inc. (NASDAQ: ARQL) since 2008. Prior to that, he was with Bayer A.G., where he served as Senior Vice President (SVP) in charge of the Bayer-Schering Pharmaceuticals Global Oncology/Specialized Therapeutics

Business Unit. Previously at Bayer, Mr. Pucci was concomitantly SVP of the Global Specialty Business Unit and President of North America Pharmaceutical Operations and a member of the Bayer Pharmaceuticals Global Management Committee. Mr. Pucci joined Bayer in 2001 as head of its Italian Pharmaceutical and Biologicals operations. Prior to Bayer, Mr. Pucci held positions of increasing responsibility with Eli Lilly and Company, culminating with his appointment as Managing Director, Eli Lilly Sweden AB. In September 2016, Mr. Pucci was appointed to the Board of Directors of West Pharmaceutical Services, Inc. (NYSE: WST)where he serves as an independent director, member of the audit committee and member of the compensation committee. In November 2011, Mr. Pucci was appointed to the Board of Directors of Dyax Corporation, where he served as an independent director, member of the audit committee and chairman of the governance and nomination committee until its acquisition by Shire plc in January 2016. In April 2013, he was appointed to the Board of Directors of Algeta ASA, a Norwegian public company focused on oncology and based in Oslo, Norway. At Algeta he served as an independent director and member of the audit committee until the acquisition of Algeta by Bayer A.G. in March 2014. Mr. Pucci holds an MBA from the University of Chicago Booth, is an Italian chartered accountant and a graduate in economics of the Universita Degli Studi Di Napoli Federico II in Naples, Italy.

Our Board believes that Mr. Pucci’s extensive drug development track record and business practice in large multinational as well as emerging biotechnology companies provides the experience necessary for him to serve as a member of our Audit Committee and the Chair of our Nominating and Corporate Governance Committee.

Thomas A. Raffin, M.D., age 70, has served as a member of our Board since 1999 and is currently our Board’s Lead Independent Director. Dr. Raffin has spent 30 years on the faculty at Stanford University School of Medicine, where he is the Colleen and Robert Haas Professor Emeritus of Medicine and Biomedical Ethics. Over the past two decades, Dr. Raffin has worked extensively in the healthcare and medical device business sectors and was an advisor to Cell Therapeutics Inc. from 1993 to 1997, Broncus Technologies from 1997 to 2004, iMedica from 1998 to 2002, and Inhale Technologies from 1998 to 2001. He co-founded Rigel Pharmaceuticals, a publicly traded company, in 1996. In 2001, he co-founded Telegraph Hill Partners, a San Francisco life sciences private equity firm as a General Partner. Dr. Raffin has been a director of the following Telegraph Hill Partners private portfolio companies: AngioScore, Confirma, Freedom Innovations, LDR Holding Corporation, Magstim and PneumRx; and he has worked closely with Estech and Vidacare. Dr. Raffin received a B.A. from Stanford University and an M.D. from Stanford University School of Medicine and did his medical residency at the Peter Bent Brigham Hospital (now Brigham and Women's Hospital) in Boston, MA.

Our Board believes that Dr. Raffin’s extensive medical and business background and experience provides important experience in business operations and medical technology and provides the background necessary for him to serve as a member of our Compensation Committee and our Nominating and Corporate Governance Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH DIRECTOR NOMINEE.

Class III Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders
Ernest J. Talarico, III, AIF, age 46, has served as a member of our Board since 1999. Mr. Talarico has worked for Mesirow Financial Holdings, Inc., a diversified financial services firm headquartered in Chicago, Illinois since 1998, where he has been a Senior Managing Director since December 2015. Prior to becoming Senior Managing Director, Mr. Talarico served as Managing Director from 2008 to 2015, Senior Vice President from 2005 to 2008, Vice President from 2003 to 2005 and Investment Executive from 1998 to 2003. Mr. Talarico specializes in financial planning and asset allocation, as well as other wealth accumulation and preservation strategies for individuals and businesses. Mr. Talarico has been named one of Chicago Magazine’s Five Star Wealth Managers for seven years in a row as selected through an independent survey to identify Chicagoland wealth managers who scored the highest in overall client satisfaction. Mr. Talarico sits on several boards and committees, including the Select Advisory Board and Committee and the Retirement Plan Advisory Investment Committee at Mesirow Financial and Benevolent Enabler, Inc., and the Advisory Board of Catholic Charities for the Archidiocese of Chicago. Mr. Talarico is also the Founder and Chairman of the Talarico Ataxia Open. Mr. Talarico holds a bachelor's degree from the University of Iowa as well as licenses in equities and options.
Our Board believes that Mr. Talarico’s experience with our Company, as a director since inception and as a member of both our Compensation Committee and our Audit Committee of our Board, brings continuity to our Board. In addition, our Nominating and Corporate Governance Committee believes that Mr. Talarico’s extensive experience in the investment management business provides important experience in corporate finance and investor relations and provides the background necessary for him to serve as a member of our Compensation Committee and our Audit Committee.
Lota S. Zoth, CPA, age 57, has served as a member of our Board and Chair of our Audit Committee since November 2012. Since 2008, Ms. Zoth has served on the Board of Directors of several biopharmaceutical organizations, including Orexigen Therapeutics, Inc. (NASDAQ: OREX), Aeras, Circassia Pharmaceuticals, PLC (LSE:CIR.L), Spark Therapeutics, Inc (NASDAQ: ONCE) and Zymeworks, Inc. She also served on the Board of Directors for Hyperion Therapeutics, Inc. from 2008 to 2015 and Ikaria, Inc. from 2008 to 2014. Prior to her board service, Ms. Zoth served as Chief Financial Officer of MedImmune, Inc. from 2004 through 2007, and as its Corporate Controller from 2002 to 2004. Prior to that, Ms. Zoth was a financial executive at several companies, including, Sodexho Marriott Services, Inc., PSINet Inc., Marriott International, Inc. and PepsiCo, Inc. Ms. Zoth began her career as an auditor at Ernst & Young, LLP. Ms. Zoth received a BBA in accounting, summa cum laude, from Texas Tech University.

Our Board believes that Ms. Zoth’s experience with our Company, as a director since 2012 and as the current chair of our Audit Committee of our Board and a member of our Compensation Committee of our Board, brings continuity to our Board. In addition, our Nominating and Corporate Governance Committee believes that Ms. Zoth’s extensive financial background and experience provides important experience in corporate finance, corporate management, and investor relations and provides the background necessary for her to serve as a member of our Audit Committee and our Compensation Committee.

Class I Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders
Paul R. Edick, age 61, has served as a member of our Board since July 2011. Mr. Edick became President and Chief Executive Officer of Xeris Pharmaceuticals in January 2017 and is a founding partner of 3G Advisors. From July 2010 until November 2014, Mr. Edick was the Chief Executive Officer of Durata Therapeutics, a start-up biopharmaceutical company that was acquired by Actavis in November 2014. From 2008 to 2010, Mr. Edick was Chief Executive Officer of Ganic Pharmaceuticals, a Warburg Pincus specialty pharmaceutical investment vehicle. From 2006 to 2008, Mr. Edick was Chief Executive Officer of MedPointe Healthcare Inc., a specialty pharmaceutical company until its acquisition by Meda. From 2002 to 2006, Mr. Edick was President of MedPointe Healthcare Inc. From 1994 to 2002, Mr. Edick worked in a series of positions at G. D. Searle and its acquirer, Pharmacia Corporation, where he led G. D. Searle's U.S. managed care organization from 1994 to 1995, its U.S. marketing organization from 1995 to 1996 and its Global Pain & Inflammation Business from 1996 to 1997. In 1998, Mr. Edick was named G. D. Searle's VP-Canada & Latin America. In 1999, Mr. Edick became President of Asia Pacific, Canada & Latin America. In 2000, upon Pharmacia's acquisition of G. D. Searle, Mr. Edick was named Group Vice President and President, Asia Pacific/Latin America at Pharmacia. Mr. Edick is currently a director for PDL BioPharma (NASDAQ: PDLI), Iterum Therapeutics, Sucampo Pharmaceuticals (NASDAQ: SCMP) and Neos Therapeutics (NASDAQ: NEOS). Mr. Edick was previously a Director of Circassia Pharmaceuticals Ltd. (LSE: CIR.L) from 2013 to 2016, Life Cycle Pharma (now Veloxis) from 2009 to 2011, Amerita, Inc. from 2006 to 2012 and Informed Medical Communications from 2006 to 2011. Mr. Edick holds a B.A. in Psychology from Hamilton College in Clinton, NY.

Our Board believes that Mr. Edick’s experience with our Company, as a director since 2011 and as a member of both our Audit Committee and our Nominating and Corporate Governance Committee of our Board, brings continuity to our Board. In addition, our Nominating and Corporate Governance Committee believes that Mr. Edick’s extensive experience in the pharmaceutical industry provides important experience in corporate matters and provides the background necessary for him to serve as a member of our Audit Committee and our Nominating and Corporate Governance Committee.

Joseph B. Saluri, age 50, has served has served as a member of our Board since May 2010.  Mr. Saluri has served on the Board of Directors of KemPharm Inc. (NASDAQ: KMPH) since 2014.  Mr. Saluri serves on the KemPharm Board as Chairman of the Nominating and Governance Committee and a member of the Audit Committee.  Mr. Saluri served as the Vice-President and General Counsel for Stine Seed Company and its affiliates from July 1999 to March 2017.  Previous to his employment with Stine, Mr. Saluri was an attorney and solicitor at law with Nicholas Critelli Associates, PC, in Des Moines and London.  Mr. Saluri received a B.S./B.A. from Drake University and a J.D. from Drake University Law School.

Our Board believes that Mr. Saluri’s experience with our Company, as a director since 2010 and as a member of both our Compensation Committee and our Nominating and Corporate Governance Committee of our Board, brings continuity to our Board. In addition, our Nominating and Corporate Governance Committee believes that Mr. Saluri’s extensive legal background and experience provides important experience in corporate management, finance and investor relations and provides the background necessary for him to serve as a member of our Compensation Committee and our Nominating and Corporate Governance Committee.

Nicholas N. Vahanian, M.D., age 49, a co-founder of our Company, has served as President and Chief Medical Officer of our Company since 2009 and previously served as Chief Operations Officer. Dr. Vahanian began his research career at the National Cancer Institute and subsequently worked at the National Center for Human Genome Research Institute, National Institute of Health. He attended St Bartholomew’s and Royal London Hospital Medical College and earned his Medical Degree and subsequently completed a Molecular Oncology Fellowship at the John Stoddard Cancer Research Institute. Dr. Vahanian holds a B.S. in Biology from Virginia Commonwealth University and an MBA from the University of Notre Dame.

Our Board believes that Dr. Vahanian’s experience with our Company as a founder and executive officer since inception and his extensive medical and scientific background provides important experience, expertise and leadership to our Board as our Company continues to grow.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of our Board of Directors

In determining independence, our Board considers the definition of “independent” set forth in the listing standards of the NASDAQ Stock Market, or NASDAQ, as well as other factors that contribute to effective oversight and decision-making by our Board. Our independence standards are set forth in our Corporate Governance Guidelines on our website at www.newlinkgenetics.com in the “Investors & Media - Corporate Governance - Corporate Governance Guidelines” section. As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members and our Company, its senior management and its independent auditors, our Board has affirmatively determined that the following six directors who served on our Board in 2016 and continue to serve (including nominees for election at the Annual Meeting, Mr. Pucci and Dr. Raffin) are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Edick, Mr. Saluri, Mr. Talarico, Ms. Zoth, Dr. Raffin and Mr. Pucci. In making this determination, our Board found that none of these directors or nominees for director had a material or other disqualifying relationship with our Company.

Drs. Charles J. Link, Jr., and Nicholas N. Vahanian are not independent directors by virtue of their employment with our Company.

There are no family relationships between our directors, director nominees and executive officers.

Board Leadership

Our Board is currently chaired by the Chief Executive Officer of our Company, Dr. Charles J. Link, Jr. Our Board has appointed Dr. Raffin as Lead Independent Director.

Our Company believes that combining the positions of Chief Executive Officer and Chairman of our Board, which we refer to as the Chairman, helps to ensure that our Board and management act with a common purpose. We believe combining the positions of Chief Executive Officer and Chairman is appropriate for a biopharmaceutical company focused on drug development in that it enhances our Board’s focus on our progress on scientific research, clinical trials and commercialization as inputs to developing and implementing strategy. Our Company believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans related to drug development and commercialization. In addition, our Company believes that a combined Chief Executive Officer/Chairman is well-positioned to act as a bridge between management and our Board, facilitating the regular flow of information. Our Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of our Company (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Chairman at this stage in our development.

Our Board appointed Dr. Raffin as the Lead Independent Director to help reinforce the independence of our Board as a whole. The position of Lead Independent Director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairman: the Lead Independent Director is empowered, among other duties and responsibilities, to develop, together with the Chief Executive Officer, the agenda for meetings of our Board, to develop, together with committee chairs, the agendas for meetings of committees, to preside over Board meetings in the absence of the officers and to oversee our Board’s annual evaluation of the Chief Executive Officer’s performance.

Role of Our Board Directors on Risk Oversight

One of our Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss the major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements with respect to SEC regulations and NASDAQ listing standards, in addition to oversight of the performance of our accounting and financial reporting processes. Our Nominating and Corporate Governance Committee monitors the effectiveness of the corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any compensation policies and programs have the potential to encourage excessive risk-taking. The entire Board and its committees address risk management issues from time-to-time and meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both our Board as a whole and the various standing committees receive periodic reports from the employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board as quickly as possible.

Meeting Attendance

Our Board met seven times during the last fiscal year. Our Audit Committee met five times during the 2016 fiscal year, our Compensation Committee met eight times during the 2016 fiscal year, and our Nominating and Corporate Governance Committee met four times. Each incumbent director attended 100% of the aggregate number of meetings of our Board and of the committees on which he or she served, that were held during the portion of the last fiscal year for which he or she was a director or committee member with the exception that Mr. Talarico was absent from the Board of Directors meetings that took place on May 6 and July 15, 2016.

Committees of our Board of Directors
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table sets forth membership of each of our committees as of March 27, 2017:

Name	Audit	Compensation	Nominating and Corporate Governance
Dr. Charles J. Link, Jr.
Dr. Thomas A. Raffin		Chair	X
Mr. Joseph B. Saluri		X	X
Mr. Ernest J. Talarico, III	X	X
Mr. Paul R. Edick	X		X
Ms. Lota Zoth	Chair	X
Dr. Nicholas N. Vahanian
Mr. Paolo Pucci	X		Chair

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that, except as specifically described below, each current member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Below is a description of each committee of our Board.

Audit Committee
Our Audit Committee was established by our Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, our Audit Committee performs several functions. Our Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Audit Committee is currently comprised of four directors: Ms. Zoth, Mr. Edick, Mr. Talarico, and Mr. Pucci. Our Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.newlinkgenetics.com in the “Investors & Media - Corporate Governance” section.

Our Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that each current member of our Audit Committee meets the independence requirement (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

Our Board has also determined that Ms. Zoth qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Ms. Zoth’s level of knowledge and experience based on a number of factors, including her formal education and her years of experience.

Compensation Committee
The Compensation Committee of our Board is currently comprised of four directors: Dr. Raffin, Mr. Saluri, Mr. Talarico and Ms. Zoth. All current members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). Additionally, all current members of our Compensation Committee are "outside directors" for 162(m) purposes and non-employee directors under Rule 16b-3 of the Exchange Act. Our Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.newlinkgenetics.com in the “Investors & Media - Corporate Governance” section.

The purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our directors, executive officers and other senior management. The scope of authority and specific responsibilities of our Compensation Committee include:

•	determining the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	evaluating and recommending to our Board the compensation plans and programs advisable for the Company, and evaluating and recommending the modification or termination of existing plans and programs;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•
selecting, retaining and terminating compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms; and

•	reviewing and recommending to our Board the type and amount of compensation to be paid or awarded to members of our Board.

Each year, our Compensation Committee reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 31, 2016, members of our Compensation Committee consisted of Dr. Raffin, Mr. Talarico, Mr. Saluri and Ms. Zoth. None of the members of our Compensation Committee are currently, or have ever been at any time since our formation, one of our officers or employees. None of our officers currently serve, nor have they served during the last completed fiscal year, as a member of the board or compensation committee of any entity that has one or more officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report(1)
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
The Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.
The preceding report has been furnished by the following members of the Compensation Committee:
Dr. Thomas A. Raffin
Joseph B. Saluri
Ernest J. Talarico, III
Ms. Lota Zoth

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee of our Board is responsible for overseeing our corporate governance functions on behalf of our Board, making recommendations to our Board regarding corporate governance issues, identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by our Board, reviewing and evaluating incumbent directors, recommending to our Board for selection candidates for election to our Board and making other recommendations to our Board regarding affairs relating to the directors of the Company, including director compensation.

Our Nominating and Corporate Governance Committee is currently comprised of four directors: Mr. Pucci, Dr. Raffin, Mr. Saluri and Mr. Edick. All current members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.newlinkgenetics.com in the “Investors & Media - Corporate Governance” section.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also considers whether the candidate possesses the following factors among others: relevant expertise upon which to base advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. Candidates for director nominees are reviewed in the context of the current composition of our Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of our Board and the Company to maintain a balance of knowledge, experience and capability. Our Nominating and Corporate Governance Committee does not have a policy regarding how it considers diversity in selecting candidates.

In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. Our Nominating and Corporate Governance Committee also takes into account the results of our Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. During 2015, our Nominating and Corporate Governance Committee retained and paid a search firm to assist in the identification and evaluation of candidates for director.

In identifying potential candidates for Board membership, our Nominating and Corporate Governance Committee relies on suggestions and recommendations from our Board, stockholders, management and others. Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above based on whether or not the candidate was recommended by a stockholder.

Code of Business Conduct and Ethics

The Company has adopted the NewLink Genetics Corporation Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.newlinkgenetics.com in the “Investors & Media - Corporate Governance” section. The Company amended the code of ethics in October 2015 and any future amendments or waivers to our code of ethics will be promptly disclosed on its website and as required by applicable laws, rules and regulations of the SEC and NASDAQ.

Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines to assure that our Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of our Board, may be viewed at www.newlinkgenetics.com in the “Investors & Media - Corporate Governance” section.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At the 2012 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board has adopted a policy that is consistent with that preference.
This vote is being provided pursuant to section 14A of the Securities Exchange Act. It is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are consistent with our strategic compensation and retention needs. Further, our compensation policies and decisions are designed to align its executive officers’ compensation with our business objectives and the interests of its stockholders, to incentivize and reward its executive officers for our success and to promote teamwork within our executive management team. Compensation of our named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, our Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board or our Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Unless our Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2018 Annual Meeting of Stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since inception in 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Services and Fees
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and December 31, 2015, by KPMG LLP, our principal accountant. All tax fees described below were pre-approved by our Audit Committee.

	Year Ended
	2016	2015

Audit Fees (1)	$507,750	$577,300
Audit-related Fees	—	—
Tax Fees (2)	$140,607	$202,048
All Other Fees	—	—
Total Fees	$648,357	$779,348

(1) Represents fees for the audit of our annual financial statements and of our internal control over financial reporting, review of our quarterly financial statements included in our Forms 10-Q, accounting consultations and the issuance of consents and comfort letters.

(2) Consists of fees for tax services provided to the Company, including tax planning and compliance services and the review of certain tax returns.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit services, audit-related services and tax services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services has been delegated to the Chairperson of our Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

In connection with the audit of the 2016 financial statements, our Audit Committee entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP was to perform audit services for the Company.

Report of Our Audit Committee (1)

Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committee, as adopted by the Public Company Accounting Oversight Board, or PCAOB. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with our Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, our Audit Committee has recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE

Ms. Lota Zoth (Chair)
Mr. Ernest J. Talarico, III
Mr. Paul R. Edick
Mr. Paolo Pucci

(1) The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2017, except as set forth below, by: (i) each current director and nominee for director; (ii) each of the named executive officers specified in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.

Names of Beneficial Owner	Shares	Percentage

5% Stockholders	Total
Stine Seed Farm, Inc. (1)	7,077,245	24.2%
First Eagle Investment Management, LLC (2)	2,848,000	9.7%
OrbiMed Advisors (3)	1,991,700	6.8%
BlackRock Inc. (4)	1,825,915	6.2%
Directors and Named Executive Officers
Charles J. Link, Jr., M.D. (5)	2,103,801	6.8%
Nicholas N. Vahanian, M.D. (6)	1,236,631	4.1%
John B. Henneman, III (7)	257,771	*
Thomas A. Raffin, M.D. (8)	211,721	*
Carl Langren (9)	186,702	*
Brian Wiley (10)	165,064	*
Ernest J. Talarico, III (11)	159,683	*
Joseph B. Saluri (12)	85,527	*
Paul R. Edick (13)	65,721	*
Lota S. Zoth (14)	64,531	*
Paolo Pucci (15)	14,021	*

Total for Security Ownership Table	18,294,033	55.0%

All Executive Officers & Directors as a Group (11 persons)(16)	4,551,173	13.7%

*Represents beneficial ownership of less than 1%.

(1)	Address: 22555 Laredo Trail, Adel, Iowa 50003, Attn: Jerald L. Reichling. Based solely upon a Schedule 13D filed with the SEC on February 14, 2013.
(2)
Address: 1345 Avenue of the Americas, New York, New York 10105. Based solely upon a Schedule 13G filed with the SEC on February 6, 2017 reflecting the beneficial ownership by First Eagle Investment Management, LLC as of December 31, 2016.

(3)
Address: 601 Lexington Avenue, 54th Floor, New York, New York 10022. Based solely upon a Schedule 13G filed with the SEC on February 13, 2017 reflecting the beneficial ownership by OrbiMed Advisors LLC as of December 31, 2016.

(4)
Address: 55 East 52nd Street, New York, New York 10055. Based solely upon a Schedule 13G filed with the SEC on January 25, 2017 reflecting the beneficial ownership by BlackRock Inc. as of December 31, 2016.

(5)	Includes 1,867,570 shares Dr. Link has the right to acquire through the exercise of stock options within 60 days of March 15, 2017 and 25,139 shares held by his spouse.
(6)	Includes 1,215,040 shares Dr. Vahanian has the right to acquire through the exercise of stock options within 60 days of March 15, 2017.
(7)	Includes 231,984 shares Mr. Henneman has the right to acquire through the exercise of stock options within 60 days of March 15, 2017.
(8)	Includes 147,100 shares Dr. Raffin has the right to acquire through the exercise of stock options within 60 days of March 15, 2017.
(9)	Includes 133,071 shares Mr. Langren has the right to acquire through the exercise of stock options within 60 days of March 15, 2017 and 49,691 shares held in trust by his spouse.
(10)	Includes 154,986 shares Mr. Wiley has the right to acquire through the exercise of stock options within 60 days of March 15, 2017.
(11)
Includes 121,618 shares Mr. Talarico has the right to acquire through the exercise of stock options within 60 days of March 15, 2017. Includes 977 shares of common stock held by Ernie Talarico Roth IRA, 1,737 shares of common stock held by Kelli Talarico Roth IRA, 1,564 shares of common stock held by son's trust and 1,564 shares of common stock held by daughter's trust.

(12)	Includes 69,479 shares Mr. Saluri has the right to acquire through the exercise of stock options within 60 days of March 15, 2017.
(13)	Includes 57,815 shares Mr. Edick has the right to acquire through the exercise of stock options within 60 days of March 15, 2017.
(14)	Includes 56,625 shares Ms. Zoth has the right to acquire through the exercise of stock options within 60 days of March 15, 2017.
(15)	Includes 11,188 shares Mr. Pucci has the right to acquire through the exercise of stock options within 60 days of March 15, 2017.
(16)	Includes 4,066,476 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2017. See notes (5) through (15) above.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by our officers, directors and greater than 10% beneficial owners were complied with.

DIRECTOR COMPENSATION
The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2016.

Name	Cash Compensation (1)(2)	Option Awards ($) (3)(4)(5)	Total ($)
Paul R. Edick	$71,000	$150,117	$221,117
Paolo Pucci	$69,625	$150,117	$219,742
Thomas A. Raffin, M.D.	$99,167	$150,117	$249,284
Joseph Saluri	$69,000	$150,117	$219,117
Ernest J. Talarico, III	$75,000	$150,117	$225,117
Lota Zoth	$81,500	$150,117	$231,617

(1)
Cash compensation paid quarterly based on the annual amount of $50,000 for all Non-Employee Directors with additional annual cash compensation of $30,000 for Lead Independent Director, $20,000, $17,500 and $10,000 for the Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively; and $13,500, $11,500 and $7,500 for members of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively.

(2)
Effective following the Annual Meeting in May 2016 and based upon advice from Radford, the board increased the compensation paid for Lead Independent Director from $15,000 to $30,000 annually. This resulted in a proportional increase in the compensation for Dr. Raffin during the second quarter.

(3)
The assumptions we used in valuing options are described under the caption “Share-Based Compensation” in note 2 to our financial statements included in our Annual Report on Form 10-K filed March 6, 2017. This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with options we granted in the indicated year, disregarding the effects of any estimate of forfeitures related to service-based vesting.

(4)	The number of stock awards and aggregate number of shares subject to stock option awards outstanding for each non-employee director as of December 31, 2016 are as follows:
		Stock Awards	Option Awards
	Paul R. Edick	—	80,371
	Paolo Pucci	3,337	41,378
	Thomas A. Raffin, M.D.	—	169,656
	Joseph B. Saluri	—	92,035
	Ernest J. Talarico, III	—	144,174
	Lota Zoth	—	79,181
(5)	Grant date fair value of 22,556 options granted in 2016 at an exercise price of $10.78, which was the per share closing price of our common stock on the NASDAQ Global Market on the date of grant.

Non-Employee Director Compensation

The following compensation components are paid to our non-employee directors:

•	Annual cash retainer fees;

•	An equity grant upon initial election or appointment to our Board; and

•	An annual equity grant.

Our non-employee director compensation program as in effect for the fiscal year ended December 31, 2016 is as described below. For a description of our compensation program in effect for prior years, please refer to the proxy statement for our 2016 Annual Meeting of stockholders.  Under our program, each non-employee director was entitled to receive annual cash retainer fees in the amounts set forth below and were paid in cash quarterly on the first day of each quarter during their annual term commencing upon their election or re-election at each Annual Meeting of Stockholders.  Such amounts were pro-rated for appointments made to our Board between our annual meetings.

Annual retainer fee payable to all non-employee directors	$50,000
Additional annual retainer fee payable to the Lead Independent Director of our Board	$30,000
Additional annual retainer fee payable to our Audit Committee Chair	$20,000
Additional annual retainer fee payable to other Audit Committee members	$13,500
Additional annual retainer fee payable to our Compensation Committee Chair	$17,500
Additional annual retainer fee payable to other Compensation Committee members	$11,500
Additional annual retainer fee payable to our Nominating and Corporate Governance Committee Chair	$10,000
Additional annual retainer fee payable to other Nominating and Corporate Governance Committee members	$7,500

Based upon Radford’s advice in December 2015, our Compensation Committee recommended, our Board approved, an increase in the annual cash retainer payable to our Lead Independent Director by $15,000 to a total annual cash retainer of $30,000 effective following our Annual Meeting. Radford’s recommendation was based upon a review of compensation paid to lead directors of other companies Radford deemed comparable to us. This increase took effect following our 2016 Annual Meeting and resulted in a proportional increase in the compensation Dr. Raffin received for service as the Lead Independent Director during the second quarter of 2016.

Upon election to our Board, each non-employee director receives an initial grant of stock options with a value of $250,000 based on the fair market value of the awards on the grant date pursuant to our 2010 Non-Employee Directors' Stock Award Plan, as amended.  Additionally, during the term of his or her service on our board, each non-employee director receives an annual grant comprised of stock options with a value of $150,000 based on the market value of the awards on the date of grant.

We also reimburse our directors, including our employee directors, for their reasonable expenses incurred in attending meetings of our Board and the committees of our Board. Other than reimbursement of any such reasonable expenses, our employee directors do not receive compensation for their service on our Board.

Director Stock Ownership Guidelines
Our stock ownership guidelines for non-employee directors anticipate that each director will, by December 31, 2018, hold shares of our common stock representing at least $150,000 worth of common stock or 10,000 shares, whichever is less. All of our directors currently meet stock ownership guidelines or are making acceptable progress toward their required level.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis ("CD&A") describes our executive compensation program and philosophy, our compensation-setting process, the elements of our executive compensation program, and the compensation decisions made in 2016. This CD&A should be read together with the compensation tables and related disclosures that immediately follow, which provide further historical compensation information for our named executive officers ("NEOs") as identified below.

This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

I.    Executive Officers

Our NEOs in 2016 were:

Name	Age	Title
Charles J. Link, Jr., M.D.	57	Chairman of the Board and Chief Executive and Scientific Officer
Nicholas N. Vahanian, M.D.	49	President and Chief Medical Officer
John B. Henneman, III	55	Chief Financial Officer and Secretary
Brian Wiley	49	Chief Commercial Officer
Carl Langren	61	Vice President of Finance

Our executive officers are appointed by and serve at the direction of our Board of Directors. There are no family relationships between our directors, director nominees, and executive officers.
Charles J. Link, Jr., M.D., See Dr. Link’s biography in “Proposal Number 1-Election of Directors.”
Nicholas N. Vahanian, M.D., See Dr. Vahanian’s biography in “Proposal Number 1-Election of Directors.”
John B. Henneman, III has served as our Chief Financial Officer, Secretary, Executive Vice President and Chief Administrative Officer since 2014. Prior to joining the Company, Mr. Henneman served for sixteen years at Integra Life Sciences, a publicly traded life sciences company.  He joined Integra in 1998 as General Counsel and Chief Administrative Officer, was appointed Acting Chief Financial Officer in 2007 and assumed that role permanently in 2008. In April 2014, he was named as Corporate Vice President and Chief Administrative Officer, concurrently with the appointment of a new Chief Financial Officer. During his 16 years at Integra, in addition to his responsibilities as Chief Financial Officer, he was responsible at various times for Integra's law department, corporate development, regulatory affairs, quality systems, clinical affairs, human resources, information systems and management of Integra’s surgical instruments business. Mr. Henneman currently serves on the Board of Directors of R1 RCM, Inc., a NASDAQ listed company that is a provider of revenue cycle management services to hospitals, SeaSpine Holdings Corporation, a NASDAQ listed company that is a spinal implant and orthobiologics company and Alafair Biosciences, a privately-held biomaterials company. Mr. Henneman received his A.B. in Politics from Princeton University and a J.D. from the University of Michigan Law School.
Brian Wiley has served as our Chief Commercial Officer since 2015 and previously served as its Vice President of Business Development from 2013 to 2015. Mr. Wiley is responsible for the business development, commercialization and corporate communications strategies for all of our portfolio products. Prior to joining the Company, Mr. Wiley was the Principal and Founder of Boston BioConsulting, LLC, Senior Director of Oncology Marketing at Celgene Corporation & Gloucester Pharmaceuticals, and Associate Director of Oncology Marketing at Millennium Pharmaceuticals. Mr. Wiley also held multiple commercialization positions of increasing responsibility at Aventis/Sanofi Oncology from 1992-2004. Mr. Wiley received his B.A. from The Pennsylvania State University.

Carl Langren has served as our Vice President of Finance since 2011 and previously served as the Chief Financial Officer of BioProtection Systems from 2005 to 2011. Prior to joining the Company, Mr. Langren served as a principal in Capital Management

Solutions from 2003 to 2006, the Chief Financial Officer of Housby Mixer Group from 1998 to 2002 and as President of Iowa Machinery and Supply from 1990 to 1998. Mr. Langren also served as Chief Financial Officer of Equity Dynamics, Inc., Treasurer of DFM Corporation and tax manager with McGladrey Pullen and Company (now RSM US LLP). Mr. Langren received his B.A. from the University of Iowa in Iowa City, Iowa.

II.    Executive Summary

Our Strategy Overview

Our strategy is to discover, develop and commercialize immunotherapeutic products for the treatment of cancer where the needs of patients are unmet by current therapies. The critical components of our business strategy include:

•	Supporting the development of GDC-0919 through the strategic collaboration with Genentech, Inc., a member of the Roche Group.

•	Obtaining additional clinical data for indoximod in melanoma, brain, pancreatic, lung and prostate cancers.

•	Developing improved formulations of indoximod that will enhance clinical and commercial potential.

•	Seeking further regulatory approvals and exclusivity for the indoximod program.

•	Strengthening our pipeline of oncology product candidates through our active drug discovery and business development programs.

•	Completing the trails for and evaluating the data from two HyperAcute Cellular Immunotherapy product candidates.

•
Supporting Merck, Sharp and Dohme Corp., or Merck, in the further development of our Ebola vaccine product candidate, and developing the Zika program to the point at which it is appropriate for a strategic collaboration.

Our Performance Overview

Highlights from our 2016 fiscal year included:

•	The IDO pathway, which helps cancer escape the patient’s immune system, became increasingly validated as an immuno-oncology target, with clinical data coming from our Company and others.

•
We presented early Phase 2 clinical data of indoximod plus gemcitabine/nab-paclitaxel for the treatment of patients with metastatic pancreatic cancer at the 2016 American Society of Clinical Oncology, or ASCO, Annual Meeting, suggesting evidence of safety and clinical activity.

•	We also presented promising interim Phase 2 clinical data from a cohort of patients with advanced melanoma treated with indoximod plus pembrolizumab at the 2016 ASCO Annual Meeting.

•
Our Ebola vaccine candidate (rVSV∆G-ZEBOV GP), in collaboration with Merck, received breakthrough therapy designation from the FDA and PRIME status from the European Medicines Agency. In December 2016, the final results of the Guinea trial were published on-line in The Lancet and confirmed efficacy of the vaccine.

Notwithstanding our clinical progress, several factors led to a decline in our stock price during 2016, including particularly the failure of our Phase 3 clinical trials for algenpantucel-L, the results of which were reported during the year. We were disappointed in these results; however, our scientific and clinical teams are focused on promising future opportunities in this area and others.
As described in our CD&A, we have adjusted our executive compensation to reflect our current strategy, operational priorities and smaller market capitalization and to motivate management to build stockholder value in 2017.

How Our Compensation Program Works
Our philosophy continues to be based on attracting and retaining top talent while providing competitive compensation that creates a direct, meaningful link between business results and compensation opportunities. We rely on three primary elements:

Element	Form	Performance Period	Objective
Base Salary	Cash (fixed)	Annual	Recognition of an individual's role and responsibilities; provides fixed competitive pay for retention purposes
Short-Term Incentive Bonuses	Cash (variable)	Annual	Variable pay designed to reward achievement of annual corporate and individual goals
Long-Term Equity Incentives	Stock Options and Restricted Stock Units (variable)	Multi-year	Meaningful incentives for management to create long-term stockholder value; supports the Company's retention strategy; provides alignment of management and stockholder interests

We view each of the elements of our compensation program as related but distinct, and we have not established any formal policies or guidelines for allocating compensation between the elements. Our decisions about each individual element generally do not affect the decisions we make about other elements. For example, we do not believe that significant compensation derived from one element of compensation, such as equity appreciation, should adversely affect compensation from other elements, such as salary or bonus.
Target Pay Mix
Consistent with our desire to align pay and performance, we take the above mentioned elements and weight their distribution heavily to variable, at-risk pay:
The variable pay portion of the above graphs can be further broken down to show that 85.2% of the CEO 2016 Target Pay Mix is attributable to long-term incentives with just 4.8% attributable to short-term incentives. Other NEOs 2016 Target Pay Mix follows a similar pattern with 79.1% attributable to long-term incentives and 5.0% attributable to short-term incentives.
Realizable Pay
We believe strong pay for performance programs align the short-term and long-term interests of management and stockholders. One way to demonstrate this alignment is to take a snapshot of compensation and note the variance versus the amounts reported as the grant date fair value in the Summary Compensation Table (an accounting value, as required by the SEC). As can be seen in the graphs below, the difference between the reported values (the "SCT" stacked bar) and the realizable pay (the other bar) for 2014 through 2016 is significant, particularly in light of our poor stock price performance in 2016.

“SCT” pay is the pay levels as disclosed in the Summary Compensation Table annually. This includes actual base salary, actual annual bonuses received, and long-term incentive components (restricted stock units and annual stock option grants) based on the grant date fair value.
“Realizable” pay is defined as the compensation earned or deliverable for each year calculated as of the end of the 2016 fiscal year, including: actual salary received, actual annual bonuses received, and the intrinsic value of long-term incentive plan components, as valued on December 30, 2016 (the last trading day of fiscal year 2016) using the year-end share price of $10.28. Options are valued based on spread value as of December 30, 2016.

Chief Executive Officer 2016 Realizable Compensation
The table below highlights the significant variances in the SCT compensation reported versus the realizable compensation at December 31, 2016 for our Chief Executive Officer.

Chief Executive Officer	2016 SCT Compensation		Realizable Compensation at 12/31/16
Salary	$659,900		$659,900
Bonus	$461,930	#	$230,965
Spot Bonus	$55,000		$55,000
Restricted Stock	$1,619,772		$479,449
Performance Based Restricted Stock Units	$974,281		$72,096
Stock Options	$3,071,426		$0
Total	$6,842,309		$1,497,410
# Amount represents 100% of the target bonus amount for our Chief Executive Officer for 2016.
Consideration of Say-on-Pay Results
Our Compensation Committee and our Board values the opinions of our stockholders and considers the outcome of each non-binding advisory stockholder vote on compensation (commonly referred to as a "say-on-pay" vote) when they advise on and make compensation decisions for our executive officers.
At our 2016 annual stockholder meeting, our "say-on-pay" vote was approved, on an advisory basis, with over 80% support. We appreciate this support for our philosophy of linking compensation to our operating and organizational objectives and the creation of long-term stockholder value. As a result, our Compensation Committee has retained our general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation. Our Compensation Committee will continue to consider stockholder concerns and feedback in the future.

III.    Objectives and Philosophy

Our executive officer compensation program is intended to achieve the following objectives:

•	Attract and incentivize talented individuals to lead and manage our business;

•	Reward our executive officers fairly over time and to retain those individuals who continue to meet our high expectations;

•	Align our executive officers’ compensation with our business objectives and the interests of our stockholders; and

•	Make us competitive in the biopharmaceutical industry, where there is significant competition for talented employees.

Our compensation philosophy also considers substantial corporate accomplishments and developments, including continued clinical advancement, ongoing technological and pipeline development, clinical trial enrollment and significant collaboration and licensing transactions.

IV.    Determination of Compensation

We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. In order to achieve this objective, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed each year through the processes discussed further below, with a focus on our research, clinical, regulatory, financial and operational performance, and in view of economic and financial conditions affecting the performance period.

Role of our Compensation Committee
Our Compensation Committee is responsible for reviewing and making recommendations to our full Board regarding the compensation to be paid to our executive officers and directors. All compensation decisions regarding our executive officers and directors are ultimately made by our Board.
From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of our Compensation Committee grants our Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as the authority to obtain, at the expense of the Company, advice and assistance from independent third party consultants, where appropriate. In particular, our Compensation Committee has the sole authority to select, retain and terminate compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to our Compensation Committee, other than in-house legal counsel, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence.
Role of Consultants
For fiscal year 2016, our Compensation Committee retained Radford, an Aon Hewitt Company, or Radford, as its independent compensation consultant to advise on various aspects of executive compensation and our overall equity practices. Radford was retained by and reported directly to our Compensation Committee. Radford did not provide any other consulting services to our Company.
Annually, our Compensation Committee has considered the following six factors, as set forth by the SEC and NASDAQ, when engaging Radford and evaluating its independence: (i) the provision of other services to our Company by Radford; (ii) the amount of fees from our Company paid to Radford as a percentage of the firm’s total revenue; (iii) Radford’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by the firm with an executive officer of our Company; (v) any business or personal relationship of the individual compensation advisors with any member of our Compensation Committee; and (vi) any stock of our Company owned by the individual compensation advisors employed by the firm. Based on its review, our Compensation Committee has determined that the work of Radford has not raised any conflict of interest that would adversely affect Radford’s independence.
Basis for Historical and Future Compensation Policies and Decisions
In arriving at the amount and types of initial compensation for each of our executive officers, our Compensation Committee and our Board consider the following factors:

•	The individual’s particular background and circumstances, including prior relevant work experience and compensation paid prior to joining us;

•	The individual’s role with us and the compensation paid to persons holding similar roles in similarly situated companies represented in the compensation data that we review;

•	The demand for people with the individual’s specific expertise and experience;

•	Performance goals and other expectations for the individual’s position;

•	Comparison to our other executive officers having similar levels of expertise and experience; and

•	Recommendations from our compensation consultant.

Each year, our Compensation Committee and our Board reviews the compensation of our executive offers and determines whether any adjustments should be made to each element. In determining whether to adjust the compensation of any of our executive officers, our Compensation Committee and our Board generally take into account the following factors:

•	Compensation generally paid by similarly situated companies to their executive officers with similar roles and responsibilities;

•	Formal market data regarding base salary, cash incentives and equity compensation from surveys of biopharmaceutical and biotechnology companies conducted by our compensation consultant;

•	The roles and responsibilities of our executive officers, including any increases or decreases in responsibilities; and

•	The contributions to achieving our corporate objectives and the individual performance of each executive officer.
Role of Our Chief Executive Officer
In connection with each annual review cycle our Chief Executive Officer meets with our executive officers to discuss our accomplishments during the year and the individual’s performance and contributions over the prior year. Based on these discussions, our Chief Executive Officer then develops a set of compensation recommendations for submission to our Compensation Committee. Our Compensation Committee uses these recommendations, its own judgment and experience, and the resources described above to determine the appropriate mix of compensation for each of our executive officers, and then makes formal recommendations regarding executive compensation decisions to our full Board. In making these recommendations, our Compensation Committee does not delegate any of its functions to others. Our Chief Executive Officer does not participate in the determination of his own compensation.
Peer Analysis
As part of its engagement, Radford was requested by our Compensation Committee to develop a comparative group of current peer companies and to perform analyses of competitive performance and compensation levels for that group.
2016 Peer Group
For our 2016 Peer Group, Radford helped to identify peers similar to us with respect to sector and developmental stage as well as market capitalization and organizational complexity (as measured by number of full-time employees).

•	Sector and Developmental Stage - focused on biopharmaceuticals companies in Late stage / pre-commercial Phase III, or recent commercial companies with minimal revenue (less than $100M)

•	Market Capitalization - Valuation generally 0.5 times to 3.0 times our market capitalization

•	Organization Complexity - 50 to 200 employees

Our 2016 Peer Group, identified in late 2015 and used to make 2016 compensation decisions at the beginning of 2016, consisted of the following companies:

ACADIA Pharmaceuticals	Keryx BioPharmaceuticals
Acceleron Pharma	MacroGenics
ARIAD Pharmaceuticals	MannKind
Array BioPharma	Merrimack Pharmaceuticals
Bluebird Bio	Neurocrine Biosciences
Celldex Therapeutics	Novavax
Cempra	OncoMed Pharmaceuticals
Chimerix	Portola Pharmaceuticals
Clovis Oncology	Prothena
Dynavax Technologies	Relypsa
Epizyme	Sangamo BioSciences
Halozyme Therapeutics	Sarepta Therapeutics
ImmunoGen	TESARO
Infinity Pharmaceuticals	ZIOPHARM Oncology

		12/31/15 Market Cap ($mm)	Number of Employees
Peers	75th percentile	2,109.9	274
	Median	1,182.3	194
	25th percentile	676.0	120
NewLink Genetics Corporation		1,047.5	130
	Rank	37%	34%

Total cash compensation (base salary plus target bonus) is targeted to be 9% and 12% above the 75th percentile for Drs. Link and Vahanian, respectively, and between the 50th and 75th percentiles for Mr. Henneman, Mr. Wiley and Mr. Langren, as compared to similarly positioned executives in our peer group. The target percentile levels for executives reflect the scope of their respective responsibilities and their history of contributions to our Company. Dr. Link serves both as our Chief Executive Officer and as our Chief Scientific Officer and Dr. Vahanian serves both as our President and our Chief Medical Officer.
In determining 2016 equity awards for our officers, our Compensation Committee targeted a percentage of our outstanding shares based on a particular percentile within our peer group. For Drs. Link and Vahanian, our Compensation Committee targeted an equity award at the 90th percentile of the peer group. Our Compensation Committee next considered the resulting equity award value of Drs. Link and Vahanian and adjusted target equity awards downward to the extent necessary to maintain equity award value at the targeted percentile level. For the other executives, the Committee targeted equity awards between the 50th and 90th percentile of the peer group taking into account both equity award value and the percentage ownership represented by the award. The target percentile for each officer reflected the Committee’s assessment of the scope of the executive officer’s current and anticipated responsibilities and his history of contributions to our Company.

2017 Peer Group
Given our share price movement in 2016, we reevaluated the appropriateness of our peer group in mid-2016 to ensure that our approach to reviewing compensation levels for the 2017 fiscal year was appropriately aligned with the state and size of our business. After that review, we dropped several companies from the peer group while adding others:

Dropped for 2017	Added for 2017
ACADIA Pharmaceuticals	Aduro BioTech
Acceleron Pharma	Agenus
ARIAD Pharmaceuticals	Bellicum Pharmaceuticals
Bluebird Bio	ChemoCentryx
Halozyme Therapeutics	Coherus Biosciences
Neurocrine Biosciences	Inovio Pharmaceuticals
Novavax	Karyopharm Therapeutics
Portola Pharmaceuticals	Mirati Therapeutics
Prothena	Regulus Therapeutics
Relypsa	Rigel Pharmaceuticals
Sarepta Therapeutics	TG Therapeutics
TESARO	Xencor

V.    Elements of our Executive Compensation Program

Our compensation program consists of three primary components: base salary, short-term incentives, and long-term equity incentives.
Base Salary
Base salary is the primary fixed element of our executive compensation program. We use base salary to compensate our executive officers for services rendered during the fiscal year, and to ensure that we remain competitive in attracting and retaining executive talent.
Upon joining us, each of our executive officers, with the exception of Dr. Link, received an offer letter that provided for an initial base salary. These initial base salaries are the product of negotiation with the executive, but we generally seek to establish salaries that we believe are commensurate with the salaries paid to industry peers with comparable qualifications, experience, responsibilities and performance at similar companies. Our Compensation Committee has also relied on its members’ collective experience in the marketplace for determining what they believe to be the market rate of salaries for executives of comparable companies.
Historically, we have not applied, nor do we intend to apply, specific formulas to determine base salary increases. Instead, we annually review corporate and individual performance. Our Compensation Committee examines numerous factors, including the executive’s expertise, seniority, position, functional role, level of responsibility and individual performance during the previous year. Further, our Compensation Committee reviews peer and market data as provided by Radford.
In January 2016, our base salaries were determined as follows:

NEO	2015 Base Salary	2016 Base Salary	% Change
Charles J. Link, Jr., M.D.	$640,700	$659,900	3.0%
Nicholas N. Vahanian, M.D.	$531,800	$574,300	8.0%
John B. Henneman, III	$365,200	$423,600	16.0%
Brian Wiley	$319,600	$370,700	16.0%
Carl Langren	$250,000	$277,500	11.0%

Increases in 2016 were based on peer group data, input from Dr. Link regarding the performance of each individual, and the growth of our Company and the attendant increase in executive responsibilities.

2017 Base Salaries
After reviewing similar data and feedback as discussed above, our Compensation Committee has determined to keep our base salaries unchanged for 2017.
Performance-Based Cash Bonuses
Our performance-based cash bonus program is designed to promote our interests and the interests of our stockholders by providing executive officers with the opportunity to earn annual cash bonuses based upon the achievement of pre-specified performance objectives, and to assist us in attracting and retaining executive talent.
Shortly before the end of each fiscal year, our Board determines the annual target bonus percentages for our executive officers for the upcoming fiscal year based on the recommendations of our Compensation Committee. Generally, each executive officer is eligible for a discretionary annual cash incentive payment up to a specified percentage of the executive officer’s salary. Our Board sets these annual target bonus percentages at levels that, upon achievement of the target percentage, are likely to result in cash bonus payments that our Board believes to be approximately the level paid to high-performing executives of comparable companies in the biopharmaceutical industry. The performance goals for each fiscal year are generally determined by the Board in the first quarter of such fiscal year, which may include corporate and/or individual performance objectives.
For 2016, based upon recommendations of our Compensation Committee and the Radford Report, our Board established target bonus amounts for Dr. Link, Dr. Vahanian, Mr. Henneman, Mr. Wiley and Mr. Langren equal to 70%, 50%, 40%, 35% and 30% of their respective base salaries. Our Board reserved the ability to grant bonuses in excess of the executives’ target bonus percentages for extraordinary performance.

For 2016, our NEOs had the following performance goals:

NEO	Performance Goals (weightings)
Charles J. Link, Jr., M.D.	1)	IMPRESS (0405)/Algenpantucel-L Phase 3 HyperAcute Pancreas Final Analysis: Complete data compilation, verification, clean up, data lock up and execute statistical analysis plan (25%)
	2)	Manufacture/Commercial Scale Drug Supply Ready for Commercial Scale Manufacture for Algenpantucel-L: Ames B5 facility and CMO (WuXi): [Goal requires completion if IMPRESS positive] (25%)
	3)	Commercialization: Prepare and assemble Algenpantucel-L launch plan with cross functional team and secure management approval. (25%)
	4)	Genentech NLG-0919 License: Fulfill NewLink obligations within the contract and advance product development and pipeline (25%)
Nicholas N. Vahanian, M.D.	1)	IMPRESS (0405)/Algenpantucel-L Phase 3 HyperAcute Pancreas Final Analysis: Complete data compilation, verification, clean up, data lock up and execute statistical analysis plan (25%)
	2)	Manufacture/Commercial Scale Drug Supply Ready for Commercial Scale Manufacture for Algenpantucel-L: Ames B5 facility and CMO (WuXi): [Goal requires completion if IMPRESS positive] (25%)
	3)	Regulatory BLA Algenpantucel-L: Prepare to submit Modules if positive trial (20%)
	4)	PILLAR, Locally Advanced Pancreas Cancer 2101, MBC: Prepare and execute statistical analysis plan (20%)
	5)	Clinical Development: NLG2102 (GBM, with Indoximod) & NLG2104 (Metastatic Pancreas with Indoximod) reach total enrollment goals (10%)
John B. Henneman, III	1)	Algenpantucel-L preparation: Ensure the readiness of quality systems to support the submission and approval of BLA (20%)
2)
Support the commercialization of Algenpantucel-L by developing sale and marketing compliance policies and training and Sunshine Act compliant systems for tracking payments to healthcare providers (20%)

	3)	Cash: Ensure >6 quarters of cash on hand at December 31, 2016 (20%)
4)
Maintain and develop personal relationships with key financial institutions, analysts and portfolio managers to promote and sustain the interest of institutional investors in the Company. Emphasize credibility, achievable expectations and transparency. Increase sell-side analyst coverage (20%)

5)
Support organizational development; lead or support recruitment of senior leaders in HR, business development, investor relations and the commercial organization; support organizational assessment and development consistent with operating plan; develop a plan for significant expense reduction in advance of IMPRESS readout (20%)

Brian Wiley	1)
Commercial - Prior to IMPRESS data: Establish key additional commercial functions (commercial operations & business analytics), Establish Integrated Launch Team, Fully characterize the market and patient journey, Increase overall awareness for NewLink and Algenpantucel-L (20%)

	2)	Commercial - Establish launch ready status for 3PL and affiliated services, Finalize and initiate HR plan for post data (20%)
	3)	Significantly increase KOL understanding and support for Algenpantucel-L and HACI, complete reimbursement strategy and secure external resources/support (20%)
	4)	Demonstrate leadership of integrated Algenpantucel-L launch team (15%)
	5)	Business Development - Secure EX US partner of Plan internal EX US planning to launch Algenpantucel-L (pre-data deal provides extra bonus) (15%)
	6)	Business Development - Initiate Clinical Collaboration(s) with our assets and those of other companies and/or institutions (10%)
Carl Langren	1)	Complete timely required SEC filings, No material out of period adjustments (35%)
	2)	Bring company into compliance with COSO 2013 (15%)
	3)	Implement at least two QAD sub-systems to support Ankeny/RiPS/Ames/Commercialization (30%)
	4)	Implement automation (Concur) to support travel and reimbursement (20%)

At the end of each fiscal year, Dr. Link determines cash bonus recommendations for each of our executive officers, based on our corporate accomplishments and the individual’s performance and contributions to those accomplishments during the fiscal year. These recommendations are subjective determinations that may vary, from time to time, depending on our overall strategic objectives and the job responsibilities of each executive officer, but relate generally to factors such as development and progression of our existing product candidates, achievement of clinical and regulatory milestones, operational goals such as the expansion of our manufacturing capabilities, and financial factors such as raising and maintaining capital. However, these recommendations may be more or less than the established target percentages for the executive officers, depending on individual and corporate performance, as well as our financial position. Our Compensation Committee assesses the bonuses recommended by our Chief Executive Officer and makes its bonus recommendations to our full Board. Based on its consideration of the recommendations of our Compensation Committee, the non-employee directors on our Board then make a final decision regarding cash bonus payments, if any, for the year. Whether or not a bonus is paid for any year is solely within the discretion of our Board.
In 2016, the Compensation Committee determined that executives had achieved 50% of their bonus objectives, and bonuses were paid accordingly. Separately, in recognition of the NEOs efforts in the successful completion of the restructuring following the failure of the Phase 3 algenpantucel-L trials, our executives received a spot bonus. Final bonus payouts for 2016 performance were as follows:

NEO	Target Bonus	Bonus Awarded	Bonus Amount	Spot Bonus	Total 2016 Bonus
Charles J. Link, Jr., M.D.	$461,930	50%	$230,965	$55,000	$285,965
Nicholas N. Vahanian, M.D.	$287,150	50%	$143,575	$43,000	$186,575
John B. Henneman, III	$169,440	50%	$84,720	$26,250	$110,970
Brian Wiley	$129,745	50%	$64,873	$19,525	$84,398
Carl Langren	$83,250	50%	$41,625	$12,625	$54,250

2017 Performance Bonus Targets
Our Compensation Committee has determined to leave target bonus amounts for all executives unchanged from 2016 levels. As such, target bonus amounts for Dr. Link, Dr. Vahanian, Mr. Henneman, Mr. Wiley and Mr. Langren equal to 70%, 50%, 40%, 35% and 30% of their respective base salaries.
Equity Compensation
Equity incentives represent the largest at-risk element of our executive compensation program. Our equity incentives are designed to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value and to remain employed with us despite a competitive labor market.
Typically, stock awards grants are made to our existing executive officers during the first quarter of each fiscal year, and these annual stock awards consist of restricted stock units, or RSUs, and stock options. The number of stock awards is based on a targeted percentage of our outstanding shares based on a particular percentage of our peer group and are granted in relative proportion of 35% and 65%, calculated based on the fair value of the awards on the date of grant. Stock options and RSUs typically vest monthly over 48 months. Beginning in 2016, in an effort to more closely align compensation to company performance, the Company issued performance restricted stock units, or pRSUs, that vest only under previously determined specific conditions. The pRSUs granted in 2016 shall vest on the following schedule:

i.	50% of the shares underlying such pRSU shall vest if the Company's Phase 3 IMPRESS trial meets a statistically significant positive endpoint;

ii.	25% of the shares underlying such pRSU shall vest if the Company's NDA for Algenpantucel-L is accepted for filing by the FDA; and

iii.
25% of the shares underlying such pRSU shall vest if GDC-0919 advances into Phase 2 development and the Company receives a milestone payment related to such advancement pursuant to the terms of the License and Collaboration Agreement dated October 16, 2014 by and among the Company, NewLink Global, Genentech, Inc. and F. Hoffman-LaRoche Ltd., as the same may be amended from time to time.

In 2016, our executives were granted stock options and restricted stock units as follows:

NEO	Options (#)	RSUs (#)	pRSUs (#)(1)
Charles J. Link, Jr., M.D.	133,435	46,639	28,053
Nicholas N. Vahanian, M.D.	84,275	29,456	19,637
John B. Henneman, III	196,351	16,201	9,819
Brian Wiley	48,259	6,382	7,013
Carl Langren	28,989	3,142	1,122
(1)	As a result of the performance conditions described in detail above, in connection with the negative result from our IMPRESS trial, 75% of each of these pRSUs were forfeited in 2016.

2017 Equity Grants
On January 3, 2017, our Compensation Committee granted executives stock options, but did not award our executives any RSUs or pRSUs. For Dr. Link, Dr. Vahanian, and Mr. Henneman, 50% of option grants will vest monthly over 48 monthly installments, as in past years. The other 50% of options grants will vest contingent on the achievement of performance conditions as follows:

i.	12.50% upon completion of current planned Phase 1 equivalency study of new indoximod salt formulation with “completion” measured by the last patient enrolled in such study

ii.	12.50% upon completion of the current planned Phase 1 study of pro-indoximod new chemical entity with "completion" measured by the last patient enrolled in such study

iii.
12.50% upon increase of closing share price of the Company’s common stock on the Nasdaq Stock Market by at least 33% above exercise price of the stock options granted on January 3, 2017, when measured over 30 consecutive calendar days (must occur by January 3, 2021 or such shares will be forfeited), and

iv.
12.50% upon increase of closing share price of the Company’s common stock on the Nasdaq Stock Market by at least 50% above the exercise price of the stock options granted on January 3, 2017, when measured over 30 consecutive calendar days (must occur by January 3, 2021 or such shares will be forfeited).

V.    Additional Compensation Policies and Practices
Anti-Hedging and Anti-Pledging Policies
We expressly prohibit our employees and directors from: (i) engaging in hedging transactions or (ii) pledging our stock as collateral.
Officer Stock Ownership Guidelines
In 2017, we adopted stock ownership guidelines for our executives. The guideline for our Chief Executive Officer is ownership of our equity securities with a value of at least 3.0 times his annual base salary, for our President is at least 2.0 times his annual base salary and for the other executive officers is at least 1.0 times their respective base salaries. The applicable guidelines must be met within three years.
Federal Tax Considerations Under Sections 162(m) and 409A
Section 162(m) limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to specified executive officers in a calendar year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of Section 162(m). With the exception of fiscal year 2014, we have had a history of operating losses and expect to continue to incur operating losses for the foreseeable future. These net operating loss carryforwards would have the effect of offsetting certain future taxable gains, and as such, we generally do not consider the tax implications of our executive compensation programs to be meaningful to our operating or financial results. To maintain flexibility in compensating our executive officers in a manner designed to promote our compensation objectives, our Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as performance-based compensation.
In December 2016, our Compensation Committee reviewed the Company’s current practices with respect to Section 162(m) and the potential benefits, costs, and risks of conforming the incentive compensation arrangements of its executive officers to Section 162(m) and determined that no change in practice was necessary. However, our Compensation Committee continues to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and our Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.
Section 409A of the Code addresses the tax treatment of nonqualified deferred compensation benefits and provides for significant taxes and penalties in the case of payment of nonqualified deferred compensation. We currently structure and intend to continue to structure our executive compensation programs to avoid triggering these taxes and penalties under Section 409A.
Accounting Considerations
We account for equity compensation paid to our employees in accordance with Accounting Standards Codification, or ASC, topic 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is incurred.
401(k) Plan
Our employees, including our executive officers, are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax qualified plan under Section 401 of the Code. Pursuant to the terms of our 401(k) plan, we provide a non-elective employer contribution of up to 3% of each participant’s eligible compensation, or the Safe Harbor Contribution, with a possibility of additional discretionary contributions. In January 2016, our Board approved discretionary employer contributions in amounts that, when added to the Safe Harbor Contributions, amounted to 4.5% of total potential 2016 cash compensation for each member of the senior management team and 5% of total 2016 cash compensation for all other eligible employees.
Other Benefits and Perquisites
We pay a portion of the premiums for medical insurance, dental insurance, life insurance and accidental death and dismemberment insurance benefits to all full-time employees, including our executive officers. These benefits are available to all employees, subject to applicable laws.
From time to time, we have provided relocation expenses in connection with the relocation of executive officers to the geographic area of our corporate headquarters in Ames, Iowa and Austin, Texas. In connection with the establishment of a corporate headquarters in Austin, Texas, we agreed to reimburse the cost of apartment leases in Austin, Texas, for Dr. Link and Dr. Vahanian in 2016 given the significant time commitment involved with oversight of clinical and commercial operations in Texas. We intend to continue to provide relocation expenses in the future, as necessary, to obtain the services of qualified individuals.
Employment Agreements and Potential Benefits Related to Change in Control or Termination
On January 4, 2016, we entered into a new form of employment agreement with each of the named executive officers. These agreements with Dr. Link, Dr. Vahanian, Mr. Wiley and Mr. Langren amend and restate the existing employment agreements with such named executive officers described above. The agreement with Mr. Henneman is the first employment agreement between us and Mr. Henneman.
The material terms of these agreements include: (i) an annual base salary that is subject to annual review and periodic adjustment but that cannot be decreased without the executive’s express written consent or in connection with an across-the-board decrease in salaries that proportionally affects all executives; (ii) eligibility for an annual performance bonus targeted at a percentage of the executive’s base salary and based on the Company and the executive’s performance as determined by our Board and our Compensation Committee; and (iii) participation in benefit plans and programs generally available to our employees and executives.
Upon the executive’s termination without cause, resignation for good reason or death or disability, the executive is entitled to receive certain benefits, subject to the executive’s execution of a separation and release agreement and continuing compliance with obligations to us. Such benefits include (i) continuing base salary payments for a certain number of months (the number of months varying by executive); (ii) receipt of a prorated bonus based on the number of days worked during the year of separation; (iii) twelve months of accelerated vesting of the executive’s outstanding equity awards; and (iv) post-employment reimbursement of COBRA health insurance payments for a certain number of months (the number of months varying by executive).
Given the nature of the industry in which we participate and the range of strategic initiatives that we may explore, we believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following a termination without cause or resignation with good reason in connection with or following a change in control, these severance and change in control benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change in control benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect shareholder interests while a transaction is under consideration or pending.

See the section below titled “Employment Agreements” for a summary of the new terms.
Compensation Policies and Practices as They Relate to Risk Management
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, our Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
Our Compensation Committee annually reviews the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and has concluded that:

•
significant weighting towards long-term incentive compensation discourages short-term risk taking, including use of multi-year vesting for equity awards, which comprise the majority of compensation awards;

•	goals are set to focus mainly on key events related to the overall success of our product development rather than individual elements;

•	our anti-hedging, anti-pledging policies and stock ownership guidelines are important safeguard against excessive risk taking;

•	incentive awards are benchmarked to calculate reasonable overall compensation; and

•	as a biopharmaceutical business, we do not face the same level of risks associated with compensation for employees at financial services companies (traders and instruments with a high degree of risk).
Furthermore, as described above in “Compensation Discussion and Analysis,” compensation decisions include subjective considerations, which help to constrain the influence of formulae or objective factors on excessive risk taking.

Summary Compensation Table
The following table sets forth information regarding compensation earned during the years ended December 31, 2016, 2015 and 2014, by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus (1)	Stock Awards (2)(3)($)	Option Awards(4)($)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)		Total ($)
Charles J. Link, Jr., M.D.	2016	659,900	55,000	2,594,053	3,071,426	230,965	93,500	(7)	6,704,844
Chief Executive & Scientific Officer	2015	640,700	—	1,964,250	3,825,722	422,862	102,960	(8)	6,956,494
	2014	573,200	—	758,990	1,354,861	515,880	88,277	(9)	3,291,208

Nicholas N. Vahanian, M.D.	2016	574,300	43,000	1,705,000	1,939,848	143,575	44,200	(10)	4,449,923
President & Chief Medical Officer	2015	531,800	—	1,091,250	2,167,018	305,785	61,706	(11)	4,157,559
	2014	453,600	—	523,810	887,667	340,200	47,530	(12)	2,252,807

John B. Henneman, III	2016	423,600	26,250	903,675	2,153,813	84,720	26,729		3,618,787
Chief Financial Officer & Secretary	2015	365,200	—	87,300	173,896	167,992	23,994		818,382
	2014	90,000	—	936,108	2,990,967	—	—		4,017,075

Brian Wiley	2016	370,700	19,525	465,208	637,668	64,873	22,755		1,580,729
Chief Commercial Officer	2015	319,600	—	323,010	626,027	95,880	18,697		1,383,214
	2014	262,500	—	121,866	338,917	118,125	15,356		856,764

Carl Langren	2016	277,500	12,625	148,089	346,385	41,625	16,588		842,812
Vice President of Finance	2015	250,000	—	222,615	441,290	75,000	14,625		1,003,530

(1)
The amounts shown in this column represent the supplementary cash bonuses earned by the named executive officers with respect to the fiscal year in connection with the restructuring of the Company after the failure of the Phase 3 algenpantucel-L clinical trials. For additional information, see the Compensation Discussion and Analysis beginning on page 22 of this proxy statement.

(2)
The assumptions we used in valuing RSUs are described under the caption “Share-Based Compensation” in note 2(l) to our financial statements included in our Annual Report on Form 10-K filed March 6, 2017. This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with RSUs we granted in the indicated year.

(3)
The amounts shown in this column include compensation expense associated with performance based RSUs that were forfeited in 2016. No compensation expense was recorded under FASB ASC 718 in the Company's 2016 consolidated statement of operations. The following table shows the compensation expense associated with the RSUs that were forfeited:

	Charles J. Link, Jr. M.D.	$730,719
	Nicholas N. Vahanian, M.D.	$511,503
	John B. Henneman, III	$255,752
	Brian Wiley	$182,680
	Carl Langren	$29,243
(4)
The assumptions we used in valuing options are described under the caption “Share-Based Compensation” in note 2 to our financial statements included in our Annual Report on Form 10-K filed March 6, 2017. This column reflects compensation expense that would be recorded under FASB ASC topic 718 as stock-based compensation in our financial statements for the indicated year in connection with options we granted in the indicated year, disregarding the effects of any estimate of forfeitures related to service-based vesting.

(5)
The amounts shown in this column represent the cash bonuses earned by the named executive officers with respect to the fiscal year under our performance-based cash bonus program. Amounts earned with respect to the fiscal year are generally paid in the first quarter of the following year. For additional information, see the Compensation Discussion and Analysis beginning on page 22 of this proxy statement.

(6)	Unless otherwise indicated, amounts in this column represent our contributions under our 401(k) plan.
(7)	Amount includes: (i) a $46,200 contribution under our 401(k) plan; and (ii) $47,300 in personal benefits received by Dr. Link that we reimbursed or paid on his behalf in 2016, including rent.
(8)
Amount includes: (i) a $47,860 contribution under our 401(k) plan; and (ii) $55,100 in perquisites and personal benefits received by Dr. Link that we reimbursed or paid on his behalf in 2015, including rent.

(9)
Amount includes: (i) a $41,270 contribution under our 401(k) plan; and (ii) $47,007 in perquisites and personal benefits received by Dr. Link that we reimbursed or paid on his behalf in 2014, including rent.

(10)	Amount includes: (i) a $35,000 contribution under our 401(k) plan; and (ii) $9,200 in personal benefits received by Dr. Vahanian that we reimbursed or paid on his behalf in 2016, including rent.
(11)	Amount includes: (i) a $37,691 contribution under our 401(k) plan; and (ii) $24,014 in personal benefits received by Dr. Vahanian that we reimbursed or paid on his behalf in 2015, including rent.
(12)	Amount includes: (i) a $30,618 contribution under our 401(k) plan; and (ii) $16,912 in personal benefits received by Dr. Vahanian that we reimbursed or paid on his behalf in 2014, including rent.

Grants of Plan-Based Awards

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Units (#) (2)		All other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Option and Stock Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Charles J. Link, Jr., M.D.	1/4/2016	—	461,930	461,930
	1/4/2016				46,639				$1,619,772
	1/4/2016				28,053	(6)			$974,281
	1/4/2016						133,435	34.73	$3,071,426
Nicholas N. Vahanian, M.D.	1/4/2016	—	287,150	287,150
	1/4/2016				29,456				$1,023,007
	1/4/2016				19,637	(6)			$681,993
	1/4/2016						84,275	34.73	$1,939,848
John B. Henneman, III	1/4/2016	—	169,440	169,440
	1/4/2016				16,201				$562,661
	1/4/2016				9,819	(6)			$341,014
	1/4/2016						46,351	34.73	$1,066,910
	8/9/2016						150,000	10.78	$1,086,903
Brian Wiley	1/4/2016	—	129,745	129,745
	1/4/2016				6,382				$221,647
	1/4/2016				7,013	(6)			$243,561
	1/4/2016						18,259	34.73	$420,287
	8/9/2016						30,000	10.73	$217,381
Carl Langren	1/4/2016	—	83,250	83,250
	1/4/2016				3,142				$109,122
	1/4/2016				1,122	(6)			$38,967
	1/4/2016						8,989	34.73	$203,677
	8/9/2016						20,000	10.78	$142,708

(1)
These columns show the possible target and maximum cash bonus payments to the named executive officers for the year ended December 31, 2016 under our performance-based cash bonus program, which is described in more detail in the Compensation Discussion and Analysis beginning on page 22 of this proxy statement. The actual cash bonus awards earned by the named executive officers for the year ended December 31, 2016 are set forth in the Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation,” and the amounts set forth in these columns do not represent additional compensation paid to or earned by the named executive officers for the year ended December 31, 2016.

(2)
This column shows the number of shares of common stock underlying restricted stock units ("RSUs") granted to the named executive officers during the year ended December 31, 2016 under our 2009 Equity Incentive Plan. Unless otherwise indicated, the RSUs vest in four equal annual installments on the anniversary of grant.

(3)
This column shows the number of shares of common stock underlying stock options granted to the named executive officers during the year ended December 31, 2016 under our 2009 Equity Incentive Plan. The stock options have a 10-year term and vest in equal monthly installments over the subsequent forty-eight months, subject to the recipient's continued employment with us through such vesting dates.

(4)
This column shows the exercise price for the stock options granted to the named executive officers during the year ended December 31, 2016, which equals the fair value of our common stock on the date of grant.

(5)
This column shows the full grant date fair value of the stock and option awards granted to the named executive officers during the year ended December 31, 2016, calculated under FASB ASC Topic 718. The full grant date fair value is the amount that we recognize as stock-based compensation expense in our financial statements over the required service period of the award. For additional information, see note 2(l) to our financial statements included in our Annual Report on Form 10-K, filed March 6, 2017.

(6)
Performance Restricted Stock Unit Awards shall vest on the following schedule: (i) 50% of the shares underlying such RSU shall vest if the Company's Phase 3 IMPRESS trial meets a statistically significant positive endpoint, (ii) 25% of the shares underlying such RSU shall vest if the Company's NDA for Algenpantucel is accepted for filing by the FDA and (iii) 25% of the shares underlying such RSU shall vest if GDC-0919 advances into Phase 2 development and the Company receives a milestone payment related to such advancement pursuant to the terms of the License and Collaboration Agreement dated October 16, 2014 by and among the Company, NewLink Global, Genentech, Inc. and F. Hoffman-LaRoche Ltd., as the same may be amended from time to time.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The value and amount of stock options awarded to Mr. John B. Henneman, III in 2014, as shown in the table of Summary Compensation under the heading “Options Awards” reflects an initial stock option award upon such executive’s start of employment with us intended to align the executive’s equity holdings in us with the general level of equity holdings of executives with similar roles and responsibilities at similarly situated companies. In contrast, the value and amount of stock options granted to our other named executive officers reflect annual, or “refresh”, stock option grants. Accordingly, the value and amount of stock options awarded to Mr. Henneman in 2014 were relatively higher, considering each executive’s role with us, than the value and amount of stock options awarded to our other named executive officers in those years.
In August 2016, the Company issued stock options under a program designed to retain key employees following the failure of our Phase 3 clinical trials for algenpantucel-L. Mr. Henneman, Mr. Wiley and Mr. Langren each received stock options pursuant to such retention program, which grants are set forth in the "Grants of Plan-Based Awards" table beginning on page 38 of this proxy statement. These retention stock option grants resulted in a higher value and a larger number of stock options than had been awarded historically to such officers. Dr. Link and Dr. Vahanian did not receive stock options under this program.
The amount of salary and bonus for each of our NEOs in proportion to his total compensation, and the factors that our Compensation Committee considered in determining the proportion, are discussed under the heading “Compensation Discussion and Analysis” above.

Employment Agreements
We have entered into employment agreements with each of the NEOs. The material terms of the agreements that were in effect during fiscal 2016 for the NEOs are summarized below. Each of these agreements also contains severance and change of control provisions discussed under the heading "Potential Payments Upon Termination or Change in Control" beginning on page 45 of this proxy statement.

Employment Agreement with Dr. Charles J. Link, Jr.
Pursuant to the employment agreement between us and Dr. Link that was amended and restated on January 4, 2016, Dr. Link earns an annual base salary, which is subject to annual review and adjustment by our Board. For 2016, Dr. Link earned an annual base salary of $659,900. Dr. Link is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. For 2016, Dr. Link’s target bonus was set at 70% of his annual base salary.
The employment agreement with Dr. Link also provides that his employment with us is at-will and may be altered or terminated by either Dr. Link or us at any time. However, if we terminate Dr. Link’s employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Dr. Link executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
The employment agreement with Dr. Link further provides that if we (or any surviving or acquiring corporation) terminate Dr. Link’s employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Dr. Link executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
Employment Agreement with Dr. Nicholas N. Vahanian
Pursuant to the employment agreement between us and Dr. Vahanian that was amended and restated on January 4, 2016, Dr. Vahanian earns an annual base salary, which is subject to annual review and adjustment by our Board. For 2016, Dr. Vahanian earned an annual base salary of $574,300. Dr. Vahanian is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. For 2016, Dr. Vahanian’s target bonus was set at 50% of his annual base salary.
The employment agreement with Dr. Vahanian also provides that his employment with us is at-will and may be altered or terminated by either Dr. Vahanian or us at any time. However, if we terminate Dr. Vahanian’s employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Dr. Vahanian executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
The employment agreement with Dr. Vahanian further provides that if we (or any surviving or acquiring corporation) terminate Dr. Vahanian’s employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Dr. Vahanian executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
Employment Agreement with John B. Henneman, III
On January 4, 2016, we entered into an employment agreement with Mr.  Henneman in connection with his employment as Executive Vice President, Chief Financial Officer and Secretary. Pursuant to the employment agreement, Mr. Henneman earns an annual base salary, which is subject to annual review and adjustment by our Board. In 2016, Mr. Henneman earned an annual base salary of $423,600. Mr. Henneman is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. In 2016, Mr. Henneman’s target bonus was set at 40% of his annual base salary.
The employment agreement with Mr. Henneman also provides that his employment with us is at-will and may be altered or terminated by either Mr. Henneman or us at any time. However, if we terminate Mr. Henneman’s employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Mr. Henneman executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
The employment agreement with Mr. Henneman further provides that if we (or any surviving or acquiring corporation) terminate Mr. Henneman’s employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Mr. Henneman executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.

Employment Agreement with Mr. Brian Wiley
Pursuant to the employment agreement between us and Mr. Wiley that was amended and restated January 4, 2016, Mr. Wiley earns an annual base salary, which is subject to annual review and adjustment by our Board. In 2016, Mr. Wiley earned an annual base salary of $370,700. Mr. Wiley is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. In 2016, Mr. Wiley’s target bonus was set at 35% of his annual base salary.
The employment agreement with Mr. Wiley also provides that his employment with us is at-will and may be altered or terminated by either Mr. Wiley or us at any time. However, if we terminate Mr. Wiley’s employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Mr. Wiley executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
The employment agreement with Mr. Wiley further provides that if we (or any surviving or acquiring corporation) terminate Mr. Wiley’s employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Mr. Wiley executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
Employment Agreement with Mr. Carl Langren
Pursuant to the employment agreement between us and Mr. Langren that was amended and restated January 4, 2016, Mr. Langren earns an annual base salary, which is subject to annual review and adjustment by our Board. In 2016, Mr. Langren earned an annual base salary of $277,500. Mr. Langren is also eligible to receive an annual performance bonus based on his achievement of certain milestones and performance objectives. In 2016, Mr. Langren’s target bonus was set at 30% of his annual base salary.
The employment agreement with Mr. Langren also provides that his employment with us is at-will and may be altered or terminated by either Mr. Langren or us at any time. However, if we terminate Mr. Langren’s employment without just cause or if he resigns for good reason (other than in connection with a change in control of us), as long as Mr. Langren executes a general release in favor of us, he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
The employment agreement with Mr. Langren further provides that if we (or any surviving or acquiring corporation) terminate Mr. Langren’s employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, as long as Mr. Langren executes a general release in favor of us (or any surviving or acquiring corporation), he will be entitled to receive certain payments and other benefits, which are described in more detail under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement.
Confidential Information and Inventions Agreement
Each of our named executive officers has entered into a form agreement with respect to confidential information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our confidential information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Each of our named executive officers entered into a new form of agreement with respect to confidential information and inventions on January 4, 2016. The terms of these new agreements did not materially change from those to which the executives were previously party.

Option Exercises and Stock Vested in 2016
The following table sets forth information regarding each exercise of stock options, and each vesting of restricted stock units, during the year ended December 31, 2016 for each of our NEOs on an aggregated basis.

Name	Number of Shares Acquired on Exercise of Stock Options(#)	Number of Shares Acquired on RSU Vest(#)	Value Realized on Exercise or Vest ($)
Charles J. Link, Jr. M.D.	—		—
Chief Executive & Scientific Officer		17,000	$618,630

Nicholas N. Vahanian, M.D.	—		—
President & Chief Medical Officer		10,000	$363,900

John B. Henneman, III	—		—
Chief Financial Officer & Secretary		10,697	$171,354

Brian Wiley	—		—
Chief Commercial Officer		3,275	$119,177

Carl Langren	—		—
Vice President of Finance		2,700	$98,253

Outstanding Equity Awards at December 31, 2016
The following table provides information about outstanding stock options and restricted stock units held by each of our named executive officers at December 31, 2016. All of these options or restricted stock units were granted under our 2000 Equity Incentive Plan or our 2009 Equity Incentive Plan.

	Number of Shares Underlying Unexercised Options(1)			Number of Shares Underlying Unvested Restricted Stock Units (2)	Option Grant Date	Option Exercise Price	Option Expiration Date

	(#) Exercisable		(#) Unexercisable (3)

Charles J. Link, Jr., M.D.	2,564	(4)(8)	—		6/1/2007	$0.80	1/21/2019
	264,474	(4)(6)	—		6/1/2007	$4.20	5/13/2019
	468,037	(4)(6)	—		12/4/2009	$2.10	5/13/2019
	428,571		—		1/1/2009	$2.97	12/4/2019
	50,792		—		4/14/2011	$7.00	4/13/2021
	44,446		—		4/14/2011	$7.00	4/13/2021
	9,385		—		1/19/2012	$6.87	1/18/2022
	130,615		—		1/19/2012	$6.87	1/18/2022

	6,782		3,230			1/14/2013	$11.79	1/13/2023
	144,988		—			1/14/2013	$11.79	1/13/2023
	—		5,162			1/2/2014	$21.38	1/1/2024
	79,296	(5)	24,292			1/2/2014	$21.38	1/1/2024
				11,500		1/2/2014	$21.38
	—	(5)	3,471			1/2/2015	$43.65	1/1/2025
	68,520	(5)	71,009			1/2/2015	$43.65	1/1/2025
				33,750		1/2/2015	$43.65
	—	(5)	2,780			1/4/2016	$34.73	1/3/2026
	30,578	(5)	100,077			1/4/2016	$34.73	1/3/2026
				46,639		1/4/2016	$34.73
				7,013	(9)	1/4/2016	$34.73

Nicholas N. Vahanian, M.D.	145,451	(4)(7)	—			6/1/2007	$2.10	5/12/2019
	59,444		—			6/1/2007	$2.10	5/12/2019
	45,160		—			12/4/2009	$2.97	12/3/2019
	335,792		—			12/4/2009	$2.97	12/3/2019
	190,476		—			3/3/2010	$3.07	3/2/2020
	14,286		—			4/14/2011	$7.00	4/13/2021
	28,571		—			4/14/2011	$7.00	4/13/2021
	16,159		—			1/19/2012	$6.87	1/18/2022
	63,841		—			1/19/2012	$6.87	1/18/2022
	7,510		1,875			1/14/2013	$11.79	1/13/2023
	80,615		—			1/14/2013	$11.79	1/13/2023
	—	(5)	5,128			1/2/2014	$21.38	1/1/2024
	51,953	(5)	14,169			1/2/2014	$21.38	1/1/2024
				7,500		1/2/2014	$21.38
	—	(5)	3,251			1/2/2015	$43.65	1/1/2025
	38,812	(5)	38,937			1/2/2015	$43.65	1/1/2025
				18,750		1/2/2015	$43.65
	—	(5)	2,513			1/4/2016	$34.73	1/3/2026
	19,313	(5)	62,449			1/4/2016	$34.73	1/3/2026
				29,456		1/4/2016	$34.73
				4,909	(9)	1/4/2016	$34.73

John B. Henneman, III	8,714		8,714			10/1/2014	$22.95	9/30/2024
	104,629		87,193			10/1/2014	$22.95	9/30/2024
				20,395		10/1/2014	$22.95
	—	(5)	136			1/2/2015	$43.65	1/1/2025
	3,114	(5)	3,250			1/2/2015	$43.65	1/1/2025
				1,500		1/2/2015	$43.65
	—	(5)	3,674			1/4/2016	$34.73	1/3/2026

	10,622	(5)	32,055			1/4/2016	$34.73	1/3/2026
	16,666	(5)	133,334			8/9/2016	$10.78	8/8/2026
				16,201		1/4/2016	$34.73
				2,455	(9)	1/4/2016	$34.73

Brian Wiley	8,481		4,250			1/14/2013	$11.79	1/13/2023
	86,269		—			1/14/2013	$11.79	1/13/2023
	—	(5)	2,896			1/2/2014	$21.38	1/1/2024
	19,687	(5)	4,417			1/2/2014	$21.38	1/1/2024
				2,850		1/2/2014	$21.38
	—	(5)	2,503			1/2/2015	$43.65	1/1/2025
	11,212	(5)	9,685			1/2/2015	$43.65	1/1/2025
				5,550		1/2/2015	$43.65
	—	(5)	2,647			1/4/2016	$34.73	1/3/2026
	4,184	(5)	11,428			1/4/2016	$34.73	1/3/2026
	3,333	(5)	26,667			8/9/2016	$10.78	8/8/2026
				6,382		1/4/2016	$34.73
				1,753	(9)	1/4/2016	$34.73

Carl Langren	9,523		—			12/14/2007	$2.10	12/13/2017
	2,380		—			3/3/2010	$3.07	3/2/2020
	2,564	(8)	—			1/8/2011	$0.80	1/20/2019
	16,666		—			4/14/2011	$7.00	4/13/2021
	18,076		—			10/19/2011	$7.00	10/18/2021
	5,733		—			10/19/2011	$7.00	10/18/2021
	10,944		—			1/19/2012	$6.87	1/18/2022
	4,056		—			1/19/2012	$6.87	1/18/2022
	10,198		417			1/14/2013	$11.79	1/13/2023
	9,385		—			1/14/2013	$11.79	1/13/2023
	1,916	(5)	5,010			1/2/2014	$21.38	1/1/2024
	17,771	(5)	2,303			1/2/2014	$21.38	1/1/2024
				2,850		1/2/2014	$21.38
	—	(5)	2,355			1/2/2015	$43.65	1/1/2025
	7,810	(5)	6,135			1/2/2015	$43.65	1/1/2025
				3,825		1/2/2015	$43.65
	—	(5)	2,435			1/4/2016	$34.73	1/3/2026
	2,059	(5)	4,495			1/4/2016	$34.73	1/3/2026
	—	(5)	660			8/9/2016	$10.78	8/8/2026
	2,222	(5)	17,188			8/9/2016	$10.78	8/8/2026
				3,142		1/4/2016	$34.73
				280	(9)	1/4/2016	$34.73

(1)
Unless otherwise indicated, these options have a 10-year term and vest over a four-year period, with 25% of the options vesting on the first anniversary of the vesting commencement date and the remaining 75% of the options vesting in equal monthly installments thereafter over the next three years, subject to the recipient's continued employment with us through such vesting dates.

(2)
Unless otherwise indicated, these restricted stock units vest annually over a four-year period, with 25% vesting on each of the first, second, third and fourth anniversaries, subject to the recipient's continued employment with us through such vesting dates.

(3)	This column shows options that were unvested as of December 31, 2016.
(4)
These options vest over a five-year period, with 20% of the options vesting on the first anniversary of the vesting commencement date and the remaining 80% of the options vesting in equal monthly installments thereafter over the next four years, subject to the recipient's continued employment with us through such vesting dates.

(5)	These options vest in equal monthly installments over 48 months.
(6)
Dr. Link was granted a total option of 732,511 shares at $2.10 per share, which was amended on July 1, 2010 and split into separate grants of 468,037 with a price of $2.10 and 264,474 with a price of $4.20.

(7)
Dr. Vahanian was granted a total option of 331,296 shares at $2.10 per share, which was amended on July 1, 2010 and split into separate grants of 313,673 with a price of $2.10 and 17,624 with a price of $4.20.

(8)
This number represents outstanding stock options to purchase our stock that were issued on January 7, 2011 in exchange for options to purchase stock in our subsidiary, BioProtection Systems Corporation.

(9)	Represents outstanding performance restricted stock unit awards that will vest only upon previously specified performance based measures or will be forfeited.

Potential Payments Upon Termination or Change in Control
Under our 2009 Equity Incentive Plan, the vesting of stock options granted to our employees and officers may be accelerated in connection with specified corporate transactions and change in control transactions. Other than as set forth in the tables below, none of our other option grants provide for acceleration of vesting of any options in connection with such a transaction, except for certain options originally granted under our 2000 Equity Incentive Plan that may vest upon a change in control if the acquirer does not assume outstanding option grants. In addition, under our 2010 Non-Employee Directors’ Stock Award Plan, in the event of a change in control, 100% of the shares subject to each Director’s options will vest.
Under the terms of employment agreements with certain of our named executive officers in effect as of December 31, 2016, if we terminate such named executive officer’s employment for “cause” or such named executive officer resigns without “good reason,” such named executive officer is entitled to the following: (i) any salary earned but unpaid prior to termination; (ii) any benefits accrued prior to termination; (iii) all accrued but unused vacation; and (iv) any business expenses that were incurred but not reimbursed as of the date of termination (collectively, the “Accrued Obligations”). Following such termination, vesting of such named executive officer’s then outstanding stock options shall cease on the date of such termination.
Under the terms of employment agreements with such named executive officers, if we terminate such named executive officer’s employment without cause or such named executive officer resigns with good reason (other than in connection with a change in control), and in each case such named executive officer signs a general release and written acknowledgment of his continuing obligations under his confidentiality and inventions assignment agreement with us, such named executive officer is entitled to the following: (i) payment of the Accrued Obligations; (ii) depending on the named executive officer and as described in the tables below, the equivalent of 24, 18 or 6 months of such named executive officer’s base salary as in effect immediately prior to the termination date, payable on the same basis and at the same time as previously paid and subject to employment tax withholdings and deductions; (iii) for certain of the named executive officers and as described in the tables below, a bonus payout equal to the most recent annual bonus paid to the named executive officer or a portion thereof; and (iv) depending on the named executive officer and as described in the tables below, payment of such named executive officer’s COBRA premiums for 24, 18, 12 or 6 months to be paid in order for such named executive officer to maintain medical insurance coverage that is substantially equivalent to that which such named executive officer received immediately prior to the termination payment of premiums for his group health insurance. In the event that such named executive officer breaches his confidentiality, non-compete or non-solicitation obligations under his confidentiality and inventions assignment agreement with us, the payments described above, except for the Accrued Obligations, shall cease, and we shall have no further obligations to such named executive officer with respect thereto. Our obligation to pay such named executive officer’s COBRA premiums ceases upon such named executive officer’s eligibility for comparable coverage provided by a new employer.
Under the terms of the employment agreements with the named executive officers in effect as of December 31, 2016, if we (or any surviving or acquiring corporation) terminate a named executive officer’s employment without cause or a named executive officer resigns with good reason within one month prior to or 13 months following the effective date of a change in control (either constituting a “Change of Control Termination”), and in each case such named executive officer signs a general release and written acknowledgment of his continuing obligations under his confidentiality and inventions assignment agreement with us, such named executive officer is entitled to the following: (i) payment of the Accrued Obligations; (ii) depending on the named executive officer and as described in the tables below, the equivalent of 24, 18 or 12 months of such named executive officer’s base salary as in effect immediately prior to the termination date, payable on the same basis and at the same time as previously paid and subject to employment tax withholdings and deductions; (iii) depending on the named executive officer and as described in the tables below, a bonus payout equal to two, one and one-half or one times the most recent annual cash bonus paid to the named executive officer; (vi) depending on the named executive officer as described in the tables below, payment of such named executive officer’s COBRA premiums for 18 or 12 months to be paid in order for such named executive officer to maintain medical insurance coverage that is substantially equivalent to that which such named executive officer received immediately prior to the termination payment of premiums for his group health insurance; and (v) we will vest 100% of the shares subject to such named executive officer’s equity compensation awards and such vesting shall occur upon the occurrence of the change of control in the case of a Change of Control Termination occurring prior to the change in control or upon termination in the case of a Change of Control Termination occurring after the change of control. If a named executive officer breaches his confidentiality, non-compete or non-solicitation obligations under his confidentiality and inventions assignment agreement with us, the payments described above, except for the Accrued Obligations, shall cease, and we shall have no further obligations to such named executive officer with respect thereto. Our obligation to pay such named executive officer’s COBRA premiums ceases upon such named executive officer’s eligibility for comparable coverage provided by a new employer.
The following tables reflect the estimated potential payments that would be payable to each named executive officer, upon a termination or change in control of us under the terms of his employment agreement in effect as of December 31, 2016. The amounts shown below reflect only the additional payments or benefits that each named executive officer would have received upon the occurrence of the respective triggering events listed below, but they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested, absent the triggering event. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was December 31, 2016 and (ii) the stock price was $10.28, which was the per share closing price of our common stock on the NASDAQ Global Market on December 31, 2016.

Charles J. Link, Jr., M.D.	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$1,550,765	(1)	$1,781,730	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$944,619	(3)
Benefits and Perquisites
Accrued Obligations	$299,493	(4)	$299,493	(4)	$299,493	(4)
Benefits Continuation	—		$29,610	(5)	$29,610	(5)

Total Payments Upon Termination	$299,493		$1,879,868		$3,055,452

(1)	Amount represents 24 months of his base salary then in effect and an amount equal to one times his most recent annual bonus.

(2)	Amount represents 24 months of his base salary then in effect and an amount equal to two times his most recent annual bonus.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2016, using the value of our common stock on December 31, 2016 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2016” table set forth on page 42 of this proxy statement.

(4)	Amount represents $299,493 in accrued vacation.

(5)	Amount represents 24 months of COBRA premiums.

Nicholas N. Vahanian, M.D.	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$1,005,025	(1)	$1,256,281	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$572,658	(3)
Benefits and Perquisites
Accrued Obligations	$218,786	(4)	$218,786	(4)	$218,786	(4)
Benefits Continuation	—		$22,207	(5)	$25,908	(6)

Total Payments Upon Termination	$218,786		$1,246,018		$2,073,633

(1)	Amount represents 18 months of his base salary then in effect and an amount equal to one times his most recent annual bonus.

(2)	Amount represents 21 months of his base salary then in effect and an amount equal to 1.75 times his most recent annual bonus.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2016, using the value of our common stock on December 31, 2016 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2016” table set forth on page 42 of this proxy statement.

(4)	Amount represents $218,786 in accrued vacation.

(5)	Amount represents 18 months of COBRA premiums.

(6)	Amount represents 21 months of COBRA premiums.

John B. Henneman, III	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$423,600	(1)	$762,480	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$391,627	(3)
Benefits and Perquisites
Accrued Obligations	$91,237	(4)	$91,237	(4)	$91,237	(4)
Benefits Continuation	—		$14,805	(5)	$22,207	(6)

Total Payments Upon Termination	$91,237		$529,642		$1,267,551

(1)	Amount represents 12 months of his base salary then in effect.

(2)	Amount represents 18 months of his base salary then in effect and an amount equal to 1.5 times his most recent annual bonus.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2016, using the value of our common stock on December 31, 2016 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2016” table set forth on page 42 of this proxy statement.

(4)	Amount represents $91,237 in accrued vacation.

(5)	Amount represents 12 months of COBRA premiums.

(6)	Amount represents 18 months of COBRA premiums.

Brian Wiley	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$185,350	(1)	$435,573	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$151,959	(3)
Benefits and Perquisites
Accrued Obligations	$79,843	(4)	$79,843	(4)	$79,843	(4)
Benefits Continuation	—		$7,402	(5)	$14,805	(6)

Total Payments Upon Termination	$79,843		$272,595		$682,180

(1)	Amount represents six months of his base salary then in effect.

(2)	Amount represents 12 months of his base salary then in effect and an amount equal to 1 times his most recent annual bonus.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2016, using the value of our common stock on December 31, 2016 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2016” table set forth on page 42 of this proxy statement.

(4)	Amount represents $79,843 in accrued vacation.

(5)	Amount represents six months of COBRA premiums.

(6)	Amount represents 12 months of COBRA premiums.

Carl Langren	Termination For Just Cause or Resignation Without Good Reason		Termination Without Just Cause or Resignation With Good Reason		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change in Control)
Cash Payments
Cash Severance	—		$138,750	(1)	$319,125	(2)
Long-Term Incentives
Stock Options (Unvested and Accelerated)	—		—		$100,919	(3)
Benefits and Perquisites
Accrued Obligations	$24,548	(4)	$24,548	(4)	$24,548	(4)
Benefits Continuation	—		$7,402	(5)	$14,805	(6)

Total Payments Upon Termination	$24,548		$170,700		$459,397

(1)	Amount represents six months of his base salary then in effect.

(2)	Amount represents 12 months of his base salary then in effect and an amount equal to 1 times his most recent annual bonus.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2016, using the value of our common stock on December 31, 2016 based on the value of our common stock used for purposes of calculating compensation expense under FASB ASC topic 718. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled “Number of Shares Underlying Unexercised Options-Unexercisable” and “Option Exercise Price,” respectively, in the “Outstanding Equity Awards at December 31, 2016” table set forth on page 42 of this proxy statement.

(4)	Amount represents $24,548 in accrued vacation.

(5)	Amount represents six months of COBRA premiums.

(6)	Amount represents 12 months of COBRA premiums.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We have not been a party since January 1, 2013 to any transactions, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described in more detail in the Compensation Discussion and Analysis beginning on page 22 of this proxy statement.

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our Audit Committee will review, and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unaffiliated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent, with our best interests. Our Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction or (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of our receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our Compensation Committee in the manner specified in its charter.

Limitation of Liability and Indemnification

Our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by law and permit us to indemnify our officers, employees and other agents as set forth under Delaware law. We will indemnify any such person in connection with a proceeding initiated by such person only if such indemnification is expressly required by law, the proceeding was authorized by our Board, the indemnification is provided by us, in our sole discretion, pursuant to the Delaware General Corporation Law or other applicable law or is otherwise expressly required by our amended and restated bylaws. Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other agents under specified circumstances and subject to specified limitations. Delaware law also permits a corporation not to hold its directors personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity. We have obtained directors’ and officers’ liability insurance to cover certain liabilities described above.

We have entered into indemnity agreements with each of our directors that require us to indemnify such persons against any and all expenses, including attorneys’ fees, witness fees, judgments, fines, settlements and other amounts incurred, including expenses of a derivative action, in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was one of our directors, officers or employees, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as our directors.

On or about May 12, 2016, Trevor Abramson filed a putative securities class action lawsuit in the United States District Court for the Southern District of New York captioned Abramson v. NewLink Genetics Corp., et al., Case 1:16-cv-3545. The plaintiff asserts claims under the federal securities laws against the Company, our Chief Executive Officer, Dr. Link and our Chief Medical Officer, Dr. Vahanian. The Company is indemnifying Dr. Link and Dr. Vahanian in the action. Additional detail concerning this matter is included in our Company's previous filings with the SEC. At present, other than the previously mentioned matter, there is no pending litigation or proceeding involving any or our directors or officers for which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted by directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OTHER INFORMATION

Stockholder Communications with Our Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. This information is available on our website at www.newlinkgenetics.com in the “Investors & Media - Corporate Governance - Contact the Board” section.

Stockholder Proposals and Nominations of Directors

Stockholders who wish to submit a proposal for our 2018 Annual Meeting of Stockholders must submit any such proposal by November 29, 2017, to Corporate Secretary, NewLink Genetics Corporation, 2503 South Loop Drive, Ames, Iowa 50010. If you wish to submit a director nomination or a proposal at next year’s annual meeting that is not to be included in next year’s proxy materials, you must do so by no later than the close of business on February 12, 2018, nor earlier than the close of business on

January 12, 2018, and you must comply with the requirements of Section 5(b) in the our Bylaws, including submitting written notice to our Corporate Secretary as set forth above.

The Company has not yet selected the date of the annual meeting of stockholders for next year, but is considering holding the meeting in May 2018. If the date of the 2018 annual meeting is advanced or delayed more than 30 days before or after the anniversary of the date of this Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such 2018 annual meeting and not later than the close of business on the later of the 90th day prior to such 2018 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, a representation that the nominating stockholder is a beneficial or record holder of our common stock and such other information as is required under Section 5(b) of our Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are NewLink Genetics Corporation stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or NewLink Genetics Corporation. Direct your written request to Corporate Secretary, NewLink Genetics Corporation, 2503 South Loop Drive, Ames, IA 50010 or contact our Corporate Secretary at (515)598-2561. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ John B. Henneman, III
John B. Henneman, III
Secretary
March 31, 2017
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Corporate Secretary, NewLink Genetics Corporation, 2503 South Loop Drive, Suite 5100, Ames, IA 50010.

NewLink Genetics Corporation

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on May 11, 2017.

Vote by Internet

- Go to **www.envisionreports.com/NLNK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that you vote "FOR" ALL nominees and "FOR" proposals 2 and 3.

1. To elect the Board's nominees for director, Charles J. Link, Jr., M.D., Paolo Pucci and Thomas A. Raffin, to serve until the 2020 Annual Meeting of Stockholders.

Nominees:	For	Withhold
01 - Charles J. Link, Jr., M.D.	☐	☐
02 - Paolo Pucci	☐	☐
03 - Thomas A. Raffin	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

PLEASE SIGN BELOW exactly as name(s) appear at left and PRINT YOUR NAME BENEATH YOUR SIGNATURE. Indicate, where proper, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 3 2 4 8 2 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02JLXB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NewLink Genetics Corporation

Notice of 2017 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2017

The undersigned hereby appoints John B. Henneman, III and Carl Langren, or either of them acting alone, with the full power of substitution, as proxies to represent and vote, as designated below, all shares of capital stock of NewLink Genetics Corporation registered in the name of the undersigned at the Annual Meeting of Stockholders to be held at the offices of NewLink Genetics Corporation, 2503 South Loop Drive, Suite 5100, Ames, IA 50010, on May 12, 2017, at 9:00 a.m. local time, and at all adjournments thereof. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL OR NOMINEE WILL BE VOTED FOR SUCH PROPOSAL OR NOMINEE.

The Board of Directors recommends that you vote "FOR" ALL nominees and "FOR" proposals 2 and 3.

(Items to be voted appear on reverse side.)